Exhibit 4.2

5.250% Series C Second-Priority Secured Notes due 2014
6.625% Series C Second-Priority Secured Notes due 2018

CIT GROUP INC.,
as Issuer,

THE GUARANTORS NAMED HEREIN, as Guarantors

and

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Trustee, Series C Parent Collateral Agent and Series C Subsidiary Collateral Agent

FIRST SUPPLEMENTAL INDENTURE

Dated as of March 30, 2011

TABLE OF CONTENTS

ARTICLE 1

DEFINITIONS

Section 1.1	Relation to Base Indenture	1
Section 1.2	Definition of Terms	2

ARTICLE 2

GENERAL TERMS AND CONDITIONS OF THE NOTES

Section 2.1	Designation and Principal Amount	10
Section 2.2	Maturity	10
Section 2.3	Form, Payment and Appointment	10
Section 2.4	Global Notes	11
Section 2.5	Interest	11

ARTICLE 3

REDEMPTION AND REPURCHASE OF THE NOTES

Section 3.1	No Sinking Fund or Repayment at Option of the Holder	12
Section 3.2	Optional Redemption	12
Section 3.3	Offer to Repurchase Upon Change of Control Triggering Event	13
Section 3.4	Effect of Redemption	14
Section 3.5	Redemption Procedures	14
Section 3.6	No Other Redemption	15

ARTICLE 4

FORM OF NOTE

Section 4.1	Form of Note	15

ARTICLE 5

[RESERVED]

ARTICLE 6

AMENDMENT, SUPPLEMENT AND WAIVER

Section 6.1	General	15
Section 6.2	Consent of Holders	16
Section 6.3	Without Consent of Holders	17

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Section 6.4	Form of Consent	18

ARTICLE 7

COVENANTS

Section 7.1	Liens	18
Section 7.2	Merger, Consolidation or Sale of All or Substantially All Assets	21
Section 7.3	Reports	22
Section 7.4	Additional Note Guarantees and Collateral	23

ARTICLE 8

EVENTS OF DEFAULT

Section 8.1	Events of Default	23
Section 8.2	Effect of Event of Default	25
Section 8.3	Company Statement as to Compliance; Notice of Certain Defaults	26

ARTICLE 9

GUARANTEE OF NOTES

Section 9.1	Guarantee	27
Section 9.2	Limitation on Guarantor Liability	28
Section 9.3	Guarantors May Consolidate, etc., on Certain Terms	29
Section 9.4	Releases	29

ARTICLE 10

COLLATERAL

Section 10.1	Intercreditor Agreements	30
Section 10.2	Security Documents	30
Section 10.3	Release of Liens in Respect of Notes	30
Section 10.4	Compliance with Trust Indenture Act	30
Section 10.5	Notes Collateral Agent	31

ARTICLE 11

SATISFACTION AND DISCHARGE; DEFEASANCE AND COVENANT DEFEASANCE

Section 11.1	Satisfaction and Discharge	36
Section 11.2	Legal Defeasance and Covenant Defeasance	37

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ARTICLE 12

MISCELLANEOUS

Section 12.1	Ratification of Indenture	39
Section 12.2	No Personal Liability of Directors, Officers, Employees and Stockholders	39
Section 12.3	Subordination	39
Section 12.4	Trustee Not Responsible for Recitals	40
Section 12.5	New York Law To Govern	40
Section 12.6	Separability	40
Section 12.7	Counterparts	40
Section 12.8	Parent Pledge Collateral Agent	40

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          THIS FIRST SUPPLEMENTAL INDENTURE, dated as of March 30, 2011 (the “Supplemental Indenture”), between CIT Group Inc., a corporation duly organized and existing under the laws of the State of Delaware (the “Company”), the guarantors named herein and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), Series C Parent Collateral Agent and Series C Subsidiary Collateral Agent, amending and supplementing the Indenture, dated as of March 30, 2011 between the Company and the Trustee, governing the issuance of debt securities (the “Base Indenture”). The Base Indenture, as amended and supplemented by the Supplemental Indenture, shall be referred to herein as the “Indenture”.

RECITALS

          WHEREAS, the Company executed and delivered the Base Indenture to the Trustee to provide for the future issuance of the Company’s debt securities or other evidence of Indebtedness, to be issued from time to time in one or more series as might be determined by the Company under the Base Indenture;

          WHEREAS, Section 9.1(6) of the Base Indenture provides for the Company and the Trustee to enter into an indenture supplemental to the Base Indenture to establish the forms or terms of Securities of any series as permitted by Section 2.1 and Section 3.1 of the Base Indenture;

          WHEREAS, pursuant to Section 3.1 of the Base Indenture, the Company wishes to provide for the issuance of two new series of Securities to be known as its 5.250% Series C Second-Priority Secured Notes due 2014 (the “2014 Notes”) and its 6.625% Series C Second-Priority Secured Notes due 2018 (the “2018 Notes”) and the form, terms, provisions and conditions thereof (including the guarantee thereof) to be set forth as provided in this Supplemental Indenture; and

          WHEREAS, the Company has requested that the Trustee execute and deliver this Supplemental Indenture, and all requirements necessary to make this Supplemental Indenture a valid, binding and enforceable instrument in accordance with its terms, and to make the Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid, binding and enforceable Obligations of the Company, have been done and performed, and the execution and delivery of this Supplemental Indenture has been duly authorized in all respects.

          NOW, THEREFORE, in consideration of the covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1

DEFINITIONS

          Section 1.1 Relation to Base Indenture. This Supplemental Indenture constitutes an integral part of the Base Indenture, and supplements and amends the Base Indenture solely with respect to the Notes.

          Section 1.2 Definition of Terms. For all purposes of this Supplemental Indenture:

(a) a term not defined herein that is defined in the Base Indenture has the same meaning when used in this Supplemental Indenture;

(b) the definition of any term in this Supplemental Indenture that is also defined in the Base Indenture shall supersede the definition of such term in the Base Indenture;

(c) a term defined anywhere in this Supplemental Indenture has the same meaning throughout;

(d) the singular includes the plural and vice versa and use of any gender includes each other gender;

(e) headings are for convenience of reference only and do not affect interpretation; and

(f) the following terms have the meanings given to them in this Section 1.2:

          “2014 Notes” has the meaning set forth in the recitals hereto.

          “2018 Notes” has the meaning set forth in the recitals hereto.

          “Additional Interest” has the meaning set forth in the Registration Rights Agreement.

          “Additional Notes” means additional Notes (other than the Initial Notes) issued under this Indenture in accordance with Section 3.12 of the Base Indenture hereof, as part of the same series as the Initial Notes.

          “Alternate Offer” has the meaning assigned to that term set forth in Section 3.3.

          “Bankruptcy Custodian” means any receiver, trustee, assignee, liquidator or other similar official under any Bankruptcy Law.

          “Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” shall be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

          “Cash” means money, currency or a credit balance in any demand or deposit account.

          “Change of Control” means the occurrence of any of the following:

          (1) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the Beneficial Owner of more than 50% of the total outstanding Voting Stock (measured by voting power rather than the number of shares) of the Company, other than in any such transaction where:

          (A) the Voting Stock of the Company outstanding immediately prior to such transaction is changed into or exchanged for Voting Stock of another Person (the “Permitted Parent”) constituting a majority of the outstanding Voting Stock (measured by voting power rather than the number of shares) of the Permitted Parent (immediately after giving effect to such issuance); and

          (B) immediately after such transaction, no “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is the Beneficial Owner of more than 50% of the total outstanding Voting Stock (measured by voting power rather than the number of shares) of the Permitted Parent; or

(2) the Company sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, other than any such transaction where:

          (A) the Voting Stock of the Company outstanding immediately prior to such transaction is changed into or exchanged for Voting Stock of the transferee Person (the “Transferee”) constituting a majority of the outstanding shares of the outstanding Voting Stock (measured by voting power rather than the number of shares) of the Transferee (immediately after giving effect to such issuance); and

          (B) immediately after such transaction, no “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), is the Beneficial Owner of more than 50% of the total outstanding Voting Stock (measured by voting power rather than the number of shares) of the Transferee.

Following any transaction described in clause (1)(A), the Permitted Parent shall be substituted for the Company in this definition and the definition of “Trigger Period”, and following any transaction described in clause (2)(A), the Transferee shall be substituted for the Company in this definition and the definition of “Trigger Period”.

          “Change of Control Offer” has the meaning assigned to that term in Section 3.3 hereof.

          “Change of Control Payment” has the meaning assigned to that term in Section 3.3 hereof.

          “Change of Control Payment Date” has the meaning assigned to that term in Section 3.3 hereof.

          “Change of Control Triggering Event” means the occurrence of both (i) a Change of Control and (ii) a Ratings Downgrade Event.

          “CIT Leasing Support Agreements” means those support agreements identified on Schedule I hereto.

          “Collateral” means, collectively, all of the property (including Capital Stock) in which Liens are purported to be granted pursuant to the Security Documents as security for the Note Obligations.

          “Commission” the United States Securities and Exchange Commission.

          “Comparable Treasury Issue” means, with respect to any series of the Notes, the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the Notes of such series to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes of such series to be redeemed; provided, however, that if no maturity is within three months before or after the maturity date for such Notes of such series, yields for the two published maturities most closely corresponding to such United States Treasury security will be determined and the treasury rate will be interpolated or extrapolated from those yields on a straight line basis rounding to the nearest month.

          “Comparable Treasury Price” means, with respect to any redemption date for Notes of any series, (a) the average of the Reference Treasury Dealer Quotations for the redemption date for Notes of such series, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (b) if the Independent Investment Banker obtains fewer than four Reference Treasury Dealer Quotations, the average of all such quotations.

          “Coupon Rates” has the meaning set forth in Section 2.5(a) hereof.

          “Covenant Defeasance” has the meaning set forth in Section 11.2(b) hereof.

          “Credit Agreement” means that certain Third Amended and Restated Credit and Guaranty Agreement, dated as of August 11, 2010, among the Company, certain Subsidiaries of the Company, the lenders party thereto, and Bank of America, N.A., as administrative agent and collateral agent, as amended, supplemented, modified, renewed, refunded, replaced or refinanced, in whole or in part, from time to time,

          “Custodian” means, with respect to any Global Note, the Trustee, as custodian for DTC with respect to such Global Note.

          “Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

          “DTC” has the meaning set forth in Section 2.3(d) hereof.

          “Exchange Act” means the Securities Exchange Act of 1934, as amended.

          “First Lien Agent” means the First Lien Agent under the Senior Intercreditor Agreement.

          “First Lien Obligations” means the “First Lien Obligations” and the “Long-Dated Bond Obligations”, each as defined in the Senior Intercreditor Agreement.

          “Global Notes” has the meaning set forth in Section 2.4 hereof.

          “Guarantee” means, with respect to any Person, any Obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other Obligation of any other Person in any manner, whether directly or indirectly, and including any Obligation of the guarantor, direct or indirect, that is (1) an Obligation of such Person the primary purpose or intent of which is to provide assurance to an obligee that the Obligation of the obligor thereof shall be paid or discharged, or any agreement relating thereto shall be complied with, or the holders thereof shall be protected (in whole or in part) against loss in respect thereof; or (2) a liability of such Person for an Obligation of another through any agreement (contingent or otherwise) (a) to purchase, repurchase or otherwise acquire such Obligation or any security therefor, or to provide funds for the payment or discharge of such Obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (b) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (a) or (b) of this clause (2), the primary purpose or intent thereof is as described in clause (1) above. The verb “Guarantee” shall have a correlative meaning.

          “Guarantor” means any Subsidiary of the Company that has delivered a Note Guarantee and its successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of this Indenture.

          “Holder” means the Person in whose name a Note is registered in the Security Register.

          “Independent Investment Banker” means Merrill Lynch, Pierce, Fenner & Smith Incorporated (and its respective successors) or, if any such firm is not willing and able to select the applicable Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Company and reasonably acceptable to the Trustee.

          “Initial Notes” means, collectively, $1,300,000,000 aggregate principal amount of the Company’s 2014 Notes and $700,000,000 aggregate principal amount of the Company’s 2018 Notes, in each case issued on the Issue Date.

          “Intercreditor Agreement” means, as the context may require, the Senior Intercreditor Agreement, the Junior Intercreditor Agreement or both such agreements.

          “Interest Payment Date” has the meaning set forth in Section 2.5(a) hereof.

          “Investment Grade Rating” means a rating from Moody’s of Baa3 or higher (or its equivalent under any successor rating category of Moody’s) and a rating from S&P of BBB- or higher (or its equivalent under any successor rating category of S&P), in each case with a stable outlook, and the equivalent investment grade credit rating from any replacement rating agency or rating agencies selected by the Company under the circumstances permitting the Company to select a replacement agency and in the manner for selecting a replacement agency, in each case as set forth in the definition of “Rating Agency.”

          “Issue Date” means the date of this Supplemental Indenture.

          “Junior Intercreditor Agreement” means the Junior Intercreditor Agreement, dated as of December 10, 2009, among Deutsche Bank Trust Company Americas, as Series A Parent Collateral Agent and Series A Subsidiary Collateral Agent, Company, the Guarantors and certain other parties, including, pursuant to a joinder agreement dated the date hereof, the Trustee and the Notes Collateral Agent, as amended or supplemented from time to time.

          “Legal Defeasance” has the meaning set forth in Section 11.2(a) hereof.

          “Lien” has the meaning set forth in Section 7.1 hereof.

          “Long-Dated Senior Notes Indenture” means the indenture, dated as of January 20, 2006, between the Company and The Bank of New York (as successor to JPMorgan Chase Bank, N.A.), as trustee (or its successor) (as amended, amended and restated, supplemented or modified from time to time).

          “Long-Dated Senior Notes Obligations” means all obligations of the Company in respect of the payment of principal of, and interest on, any note, bond, debenture, or other evidence of Indebtedness, as the case may be, issued pursuant to the Long-Dated Senior Notes Indenture and outstanding as of the Issue Date.

          “Maturity Date” means April 1, 2014 for the 2014 Notes and April 1, 2018 for the 2018 Notes.

          “Moody’s” means Moody’s Investors Service, Inc.

          “Note Documents” means, collectively, the Notes, the Indenture, the Note Guarantees, the Security Documents, the Registration Rights Agreement and all other certificates, documents, instruments or agreements executed and delivered by an Obligor for the benefit of any Holder, the Trustee or the Notes Collateral Agent in connection herewith.

          “Note Guarantee” means the Guarantee by each Guarantor of the Note Obligations, executed pursuant to the provisions of this Indenture.

          “Note Obligations” means all Obligations of the Company and each other Obligor under the Note Documents.

          “Notes” mean, collectively, the 2014 Notes and the 2018 Notes. The term “Note” refers to either of the foregoing.

          “Notes Collateral Agent” means Deutsche Bank Trust Company Americas, in its capacity as Series C Parent Collateral Agent and Series C Subsidiary Collateral Agent, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

          “Obligations” means any principal, interest (including interest which, but for the filing of a petition in bankruptcy with respect to an obligor, would have accrued on any obligation, whether or not a claim is allowed against such obligor for such interest in the related proceeding), penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

          “Obligor” means the Company, any Guarantor or any “Foreign Grantor” as defined in the Security Agreement.

          “Offering Memorandum” means that certain offering memorandum dated March 23, 2011, relating to the initial offering of the Notes.

          “Parent” has the meaning set forth in Section 7.3(c) hereof.

          “Pari Passu Notes” means all notes issued under the Base Indenture that constitute Second Lien Obligations.

          “Paying Agent” means the Trustee or any other Person authorized by the Company to calculate and pay the principal of, or any interest on, any Security or any Coupon on behalf of the Company.

          “Payment Default” has the meaning set forth in Section 8.1(a)(v)(1) hereof.

          “Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

          “Rate Management Transaction” means any transaction (including an agreement with respect thereto) now existing or hereafter entered into by the Company which is a rate swap, basis swap, total return swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures, or the purchase of credit default swaps.

          “Rating Agency” means each of Moody’s and S&P; provided, that if Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes available, the Company shall use commercially reasonable efforts to appoint another “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act as a replacement for such Rating Agency and following such appointment such replacement rating agency shall be substituted in this definition for the rating agency that ceased to rate the Notes or failed to make a rating of the Notes available; provided that the Company shall give notice of such appointment to the Trustee.

          “Ratings Downgrade Event” means, on any date during the Trigger Period, the Notes being downgraded by at least one modifier (a modifier being plus, neutral or minus for S&P, 1, 2 or 3 for Moody’s and similar modifier by any other Rating Agency) by one of the Rating Agencies from the rating on the Notes by such Rating Agency on the date prior to the first day of the Trigger Period; provided that no Ratings Downgrade Event shall be deemed to occur if either (i) the rating on the Notes by each Rating Agency that downgraded its rating is an Investment Grade Rating after such downgrade or (ii) in respect of a particular Change of Control, if the Rating Agency or Agencies (as applicable) that downgraded the Notes announce or confirm or inform the Trustee in writing that the reduction was not the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control.

          “Reference Treasury Dealers” means any four of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and J.P. Morgan Securities LLC and, in each case, their respective successors; provided, however, that if any of the foregoing shall resign as a Reference Treasury Dealer or cease to be a primary U.S. government securities dealer, the Company will substitute therefor another primary U.S. government securities dealer.

          “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date for the Notes, an average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue for the Notes to be redeemed (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

          “Registration Rights Agreement” means (i) the Registration Rights Agreement dated as of the Issue Date among the Company, the Guarantors and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and J.P. Morgan Securities LLC, as representatives for the initial purchasers and (ii) any other registration rights agreement entered into in connection with an issuance of Additional Notes in a private offering after the Issue Date.

          “Regular Record Date” means, with respect to an April 1 Interest Payment Date, the immediately preceding March 15 and with respect to an October 1 Interest Payment Date, the immediately preceding September 15.

          “S&P” means Standard & Poor’s Ratings Group, a division of The McGraw Hill Corporation.

          “Second Lien Obligations” means the Obligations that are secured by a Lien on the Collateral that ranks junior to the Lien securing the First Lien Obligations pursuant to the Senior Intercreditor Agreement and pari passu with the Lien securing the Notes Obligations pursuant to the Junior Intercreditor Agreement.

          “Security Agreement” means the Series C Collateral Agreement dated as of the Issue Date among the Company, the Guarantors and the Notes Collateral Agent relating to the Collateral for the Notes.

          “Security Documents” means the Security Agreement and each other security document or pledge agreement executed by the Company or any Guarantor and delivered in accordance with applicable local or foreign law to grant a valid, perfected security interest in any property as collateral for the Note Obligations, in each case, as amended, restated, supplemented or otherwise modified from time to time.

          “Senior Intercreditor Agreement” means the Senior Intercreditor and Subordination Agreement, dated as of December 10, 2009, among Bank of America, N.A., as First Lien Credit Facility Representative and First Lien Agent, Deutsche Bank Trust Company Americas, as Series A Representative and Series A Collateral Agent, the Company, the Guarantors and certain other parties, including, pursuant to a joinder agreement dated the date hereof, the Trustee and the Notes Collateral Agent, as amended or supplemented from time to time.

          “Series A Notes” means the 7.0% Series A Second-Priority Secured Notes due 2013, the 7.0% Series A Second-Priority Secured Notes due 2014, the 7.0% Series A Second-Priority Secured Notes due 2015, the 7.0% Series A Second-Priority Secured Notes due 2016 and the 7.0% Series A Second-Priority Secured Notes due 2017 of the Company issued under the Series A Notes Indenture.

          “Series A Notes Indenture” means the Indenture, dated as of December 10, 2009, between the Company and Deutsche Bank Trust Company Americas, as trustee, as supplemented by the First Supplemental Indenture, dated as of December 10, 2009, among the Company, the guarantors party thereto, and Deutsche Bank Trust Company Americas, as trustee and collateral agent, and as further amended or supplemented from time to time.

          “Series C Parent Collateral Agent” has the meaning assigned to such term in the Security Agreement.

          “Series C Subsidiary Collateral Agent” has the meaning assigned to such term in the Security Agreement.

          “Significant Subsidiary” means any Subsidiary of the Company that is both a Guarantor and would be a “significant subsidiary” as defined in Regulation S-X promulgated pursuant to the Securities Act as such regulation is in effect on the Issue Date.

          “Treasury Yield” means, with respect to any redemption date, (a) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue; or (b) if the release (or any successor release) is not published during the week preceding the calculation date or does not contain these yields, the rate per annum equal to the semi—annual equivalent yield to maturity (computed as of the third business day immediately preceding such redemption date) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the applicable Comparable Treasury Price for such redemption date.

          “Trigger Period” means the period commencing 1 day prior to the first public announcement by the Company of an arrangement that could result in a Change of Control and ending 60 days following consummation of the Change of Control (which period will be extended following consummation of a Change of Control for so long as the rating of the Notes is under announced consideration for possible downgrade by any of the Rating Agencies as the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control).

          “United States” or “U.S.” means the United States of America.

          “Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

          The terms “Company”, “Trustee”, “Indenture” and “Base Indenture” shall have the respective meanings set forth in the paragraph preceding the recitals to this Supplemental Indenture.

ARTICLE 2

GENERAL TERMS AND CONDITIONS OF THE NOTES

          Section 2.1 Designation and Principal Amount.

          (a) There is hereby authorized a series of Securities designated the “5.250% Series C Second-Priority Secured Notes due 2014” initially offered in the aggregate principal amount of $1,300,000,000, which amount shall be as set forth in a Company Order for the authentication and delivery of Notes pursuant to Section 3.3 of the Base Indenture.

          (b) There is hereby authorized a series of Securities designated the “6.625% Series C Second-Priority Secured Notes due 2018” initially offered in the aggregate principal amount of $700,000,000, which amount shall be as set forth in a Company Order for the authentication and delivery of Notes pursuant to Section 3.3 of the Base Indenture.

          Section 2.2 Maturity. Unless earlier redeemed pursuant to Section 3.2 hereof, the date upon which each series of Notes shall become due and payable at final maturity, together with any accrued and unpaid interest, is the Maturity Date for that series of Notes.

          Section 2.3 Form, Payment and Appointment.

          (a) Except as provided in Section 2.4, each series of Notes shall be issued in fully registered, certificated form, bearing identical terms without Coupons. Principal of, premium, if any, and interest (including Additional Interest, if any) on the Notes shall be payable, the transfer of such Notes shall be registrable, and such Notes shall be exchangeable for Notes of a like aggregate principal amount bearing identical terms and provisions, at the office or agency of the Company maintained for such purpose in the Borough of Manhattan, The City of New York, which shall initially be the Corporate Trust Office of the Trustee; provided, however, that (i) if a Holder (including a Depository) has given wire transfer instructions to the Company on or before the Regular Record Date, then payment of principal, premium, if any, and interest (including Additional Interest, if any) on that Holder’s Notes shall be paid in accordance with those instructions and (ii) if no such instructions have been given, then, at the option of the Company, payments of principal, premium, if any, and interest (including Additional Interest, if any) may be made by check mailed to the Holder at such address as shall appear in the Security Register. Principal, premium, if any, and interest (including Additional Interest, if any) shall be payable in U.S. dollars.

          (b) No service charge shall be made for any registration of transfer or exchange of the Notes, but the Company may require payment from the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

          (c) The Paying Agent and Security Registrar for the Notes shall initially be the Trustee.

          (d) The Company initially appoints The Depository Trust Company (“DTC”) to act as Depository with respect to the Global Notes. Deutsche Bank Trust Company Americas shall act as Custodian with respect to the Global Notes.

          (e) The Notes of each series shall be issuable in the denominations of $2,000 and integral multiples of $1,000 in excess thereof.

          (f) Except as otherwise provided in this Indenture, the provisions of Appendix A to the Base Indenture shall apply to the Notes.

          Section 2.4 Global Notes. Each series of Notes initially shall be issued in permanent global form as one or more Global Notes (collectively, the “Global Notes”). Except as otherwise provided in the Indenture or this Section 2.4, Notes represented by the Global Notes shall not be exchangeable for, and shall not otherwise be issuable as, Notes in certificated form. Unless and until such Global Note is exchanged for Notes in certificated form, Global Notes may be transferred, in whole but not in part, and any payments on the Notes shall be made, only to the Depositary or a nominee of the Depositary, or to a successor Depositary selected or approved by the Company or to a nominee of such successor Depositary.

          Section 2.5 Interest.

          (a) The unpaid principal amount of the Notes shall bear interest at the rate of 5.250% per year for the 2014 Notes (the “2014 Notes Coupon Rate”) and 6.625% per year for the 2018 Notes (the “2018 Notes Coupon Rate” and together with the 2014 Notes Coupon Rate, the “Coupon Rates”) from and including the Issue Date or from the most recent Interest Payment Date to which interest has been paid or duly provided for, but excluding, the applicable Maturity Date. Interest on each series of Notes will be payable semiannually in arrears on April 1 and

October 1, commencing on October 1, 2011. Each such date on which interest is payable for a series of Notes is an “Interest Payment Date” for such series.

          (b) Interest shall be computed on the basis of a 360-day year consisting of twelve 30-day months. In the event that any scheduled Interest Payment Date falls on a day that is not a Business Day, then payment of interest payable on such Interest Payment Date shall be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay).

          (c) Interest shall be calculated by the Paying Agent. The Paying Agent will provide to the Company the calculation of interest payable on an Interest Payment Date at least 5 Business Days prior to such Interest Payment Date.

          (d) The Company shall deposit the funds for any payment of interest with the Trustee or Paying Agent one Business Day prior to any Interest Payment Date.

ARTICLE 3

REDEMPTION AND REPURCHASE OF THE NOTES

          Section 3.1 No Sinking Fund or Repayment at Option of the Holder. The Notes are not entitled to the benefit of any sinking fund and are not subject to redemption at the option of the Holders. Articles 12 and 13 of the Base Indenture shall not apply to the Notes.

          Section 3.2 Optional Redemption.

          (a) At any time and from time to time, the Company may redeem all or a part of the Notes of any series, upon not less than 30 nor more than 60 days’ notice to each holder of Notes of such series, at a redemption price equal to the greater of:

(1) 100% of the principal amount of the Notes redeemed, and

          (2) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed that would be due after the related redemption date but for such redemption (exclusive of interest accrued to the redemption date) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Yield plus 50 basis points;

plus, in either case, accrued and unpaid interest, and Additional Interest, if any, to the date of redemption, subject to the rights of Holders of such Notes on a relevant record date to receive interest due on a relevant Interest Payment Date.

          (b) If less than all of the Notes of a series are to be redeemed at any time, the Notes shall be redeemed on a pro rata basis in accordance with Section 11.3 of the Base Indenture.

          (c) Any redemption of Notes pursuant to this Section 3.2 that is in part processed through DTC shall be treated in accordance with the rules and procedures of DTC as a “Pro Rata

Pass-Through Distribution of Principal” (as defined under such rules and procedures). Except to the extent modified by this Indenture, the provisions of Article 11 of the Base Indenture shall apply to redemptions of Notes pursuant to this Section 3.2.

          (d) In addition to the Company’s right to redeem Notes as set forth above in this Section 3.2, the Company may at any time and from time to time purchase Notes in open market transactions, tender offers or otherwise.

          Section 3.3 Offer to Repurchase Upon Change of Control Triggering Event.

          (a) Upon the occurrence of a Change of Control Triggering Event, the Company will be obligated to make an offer to purchase (a “Change of Control Offer”) and each Holder of Notes will have the right to require the Company to purchase all or any part (equal to $2,000 in principal amount or an integral multiple of $1,000 in principal amount in excess thereof) of that Holder’s Notes on the terms set forth in this Indenture. In the Change of Control Offer, the Company will offer a Change of Control payment in cash equal to 101% of the aggregate principal amount of Notes purchased plus accrued and unpaid interest and Additional Interest, if any, on the Notes purchased to the date of purchase, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant Interest Payment Date (the “Change of Control Payment”).

          Within 30 days following the date upon which the Change of Control Triggering Event occurred, or at the Company’s option, prior to any Change of Control but after the public announcement of the pending Change of Control and conditional upon a Change of Control Triggering Event occurring, the Company will mail, by first class mail, a notice to each Holder of Notes, with a copy to the Trustee, describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the Change of Control payment date specified in the notice (the “Change of Control Payment Date”), which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, other than as required by law, pursuant to the procedures required by this Indenture and described in such notice. The notice, if mailed prior to the date of consummation of the Change of Control, will state that the Change of Control Offer is conditioned on the consummation of the Change of Control on or prior to the Change of Control Payment Date.

          (b) On the Change of Control Payment Date, the Company shall, to the extent lawful:

(i) accept for payment all Notes or portions of Notes properly tendered and not withdrawn pursuant to the Change of Control Offer;

          (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered and not withdrawn pursuant to the Change of Control Offer; and

          (iii) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

          (c) The Paying Agent shall promptly mail to each Holder of Notes properly tendered pursuant to the Change of Control Offer the Change of Control Payment for such Notes, and the Trustee shall promptly authenticate and mail, or cause to be transferred by book entry, to each such Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that the new Note shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. The Company shall publicly announce the results of the Change of Control Offer on or as soon as reasonably practicable after the Change of Control Payment Date.

          (d) The Change of Control provisions described in this Section 3.3 shall be applicable whether or not any other provisions of this Indenture are applicable, except in any case in which the provisions of Section 11.2 hereof are applicable. The Company shall comply with the requirements of Section 14e-1 of the Exchange Act and any other securities laws or regulations to the extent those laws and regulations are applicable to the purchase of Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of this Section 3.3, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 3.3 by virtue of such compliance.

          (e) The Company shall not be required to make a Change of Control Offer upon a Change of Control Triggering Event if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly and properly tendered and not withdrawn under the Change of Control Offer, (2) the Company has given notice to redeem all Notes in accordance with the redemption provisions of Section 3.2 hereof unless and until there is a default in payment of the applicable Redemption Price or (3) in connection with or in contemplation of any Change of Control for which a definitive agreement is in place, the Company or a third party has made an offer to purchase (an “Alternate Offer”) any and all Notes validly and properly tendered at a cash price equal to or higher than the Change of Control Payment and has purchased all Notes validly and properly tendered and not withdrawn in accordance with the terms of such Alternate Offer.

          Section 3.4 Effect of Redemption. Unless the Company defaults in the payment of the Redemption Price, on and after the Redemption Date, (a) interest shall cease to accrue on the Notes immediately prior to the close of business on the Redemption Date, (b) the Notes shall become due and payable at the Redemption Price and (c) the Notes shall be void and all rights of the Holders in respect of the Notes shall terminate and lapse (other than the right to receive the Redemption Price upon surrender of such Notes but without interest on such Redemption Price). Following the notice of a redemption, neither the Company nor the Trustee shall be required to register the transfer of or exchange the Notes to be redeemed. The redemption provisions of Sections 11.5 and 11.6 of the Base Indenture shall not apply to the Notes.

          Section 3.5 Redemption Procedures. One Business Day prior to the Redemption Date, the Company shall deposit with the Trustee immediately available funds in an amount sufficient to pay, on the Redemption Date, the aggregate Redemption Price for Notes being redeemed. If the Company gives an irrevocable notice of redemption with respect to the Notes pursuant to Section 3.2 hereof in connection with an optional redemption, and the Company has paid to the

Trustee the Redemption Price of the Notes to be redeemed, then, on the Redemption Date, the Trustee shall irrevocably deposit such funds with the Depository. The Company shall also give the Depository irrevocable instructions and authority to pay the Redemption Price in immediately available funds to the Holders of beneficial interests in the Global Notes. If any Redemption Date is not a Business Day, then the Redemption Price shall be payable on the next Business Day (and without any interest or other payment in respect of any such delay). Interest to be paid on or before the Redemption Date for any Notes called for redemption shall be payable to the Holders on the Regular Record Date for the related Interest Payment Dates. If any Notes called for redemption are not so paid upon surrender thereof for redemption, the Redemption Price shall, until paid, bear interest from the Redemption Date at the Coupon Rate. In exchange for the unredeemed portion of such surrendered Notes, new Notes in an aggregate principal amount equal to the unredeemed portion of such surrendered Notes shall be issued.

          Section 3.6 No Other Redemption. Except as set forth in this Article 3, the Notes shall not be redeemable by the Company prior to the Maturity Date.

ARTICLE 4

FORM OF NOTE

          Section 4.1 Form of Note. The Notes and the Trustee’s Certificate of Authentication to be endorsed thereon are to be substantially in the forms attached as Exhibit A-1 and A-2 and Exhibits B-1 and B-2 hereto, with such changes therein as the officers of the Company executing the Notes (by manual or facsimile signature) may approve, such approval to be conclusively evidenced by their execution thereof.

ARTICLE 5

[Reserved]

ARTICLE 6

AMENDMENT, SUPPLEMENT AND WAIVER

          Section 6.1 General. Except as provided in Sections 6.2 through 6.4 hereof, this Indenture, the Notes of any series, the Note Guarantees, any Intercreditor Agreement, the Registration Rights Agreement and the Security Documents may be amended or supplemented as they relate to any series of Notes with the consent of the Holders of at least a majority in aggregate principal amount of the Notes of such series then Outstanding under this Indenture (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing Default or Event of Default or compliance with any provision of this Indenture or the Notes or the Note Guarantees, the Registration Rights Agreement or the Security Documents may be waived with the consent of the Holders of a majority in aggregate principal amount of the then Outstanding Pari Passu Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes). Sections 9.1 and 9.2 of the Base Indenture shall not apply to the Notes.

          Section 6.2 Consent of Holders. Without the consent of each Holder of Notes affected, an amendment, supplement or waiver may not (with respect to any Notes held by a non-consenting Holder):

(a) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(b) reduce the principal of or change the fixed maturity of any Note or reduce the Redemption Price of any Note;

(c) reduce the rate of or change the time for payment of interest, including default interest, on any Note;

          (d) waive a Default or Event of Default in the payment of principal of, or interest, premium, if any, or Additional Interest, if any, on, the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then Outstanding Notes and a waiver of the Payment Default that resulted from such acceleration);

(e) make any Note payable in money other than U.S. dollars;

          (f) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, or interest, premium, if any, or Additional Interest, if any, on, the Notes;

(g) waive a redemption payment with respect to any Note;

(h) release all or substantially all Guarantors from any of their obligations under their Note Guarantees or this Indenture, except in accordance with the terms of this Indenture;

          (i) make any change in any Security Document, any Intercreditor Agreement or the provisions in this Indenture dealing with the Collateral or the Security Documents or the application of trust proceeds of the Collateral that would release all or substantially all of the Collateral from the Liens of the Security Documents (except as permitted by the terms of this Indenture, the Security Documents and the applicable Intercreditor Agreement) or change or alter, in a manner adverse to the Holders, the priority of the security interests in the Collateral; or

(j) make any change in this Section 6.2;

provided that it is understood that a purchase required pursuant to the provisions of Section 3.3 of this Indenture does not constitute a redemption for the purpose of this Section 6.2.

          Section 6.3 Without Consent of Holders.

(a) Notwithstanding Section 6.1 and 6.2 hereof, without the consent of any Holder of Notes, the Company or the Guarantors and the Trustee may amend or supplement the Note Documents:

(i) to cure any ambiguity, defect or inconsistency;

(ii) to provide for uncertificated Notes in addition to or in place of certificated Notes;

          (iii) to provide for the assumption of the Company’s or a Guarantor’s obligations to Holders of Notes and Note Guarantees in the case of a merger or consolidation or sale of all or substantially all of the Company’s or such Guarantor’s assets, as applicable;

          (iv) to make any change that would provide any additional rights or benefits to the Holders, increase the interest rate applicable to any series of Notes or that does not adversely affect the legal rights under this Indenture of any such Holder;

(v) to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

          (vi) to conform the text of this Indenture, the Note Guarantees, the Notes or the Security Documents to any provision of the Offering Memorandum set forth under the heading “Description of Notes” or “Description of Collateral”;

          (vii) to confirm and evidence the release, termination, subordination or discharge of any Lien securing the Notes when such release, termination or discharge is permitted by this Indenture, the Security Documents or any Intercreditor Agreement;

(viii) to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture as of the date of this Indenture;

          (ix) to allow any Guarantor to execute a supplemental indenture and/or a Note Guarantee with respect to the Notes or to effect the release of any Guarantor from any of its obligations under its Note Guarantee or this Indenture (to the extent permitted by this Indenture); and

          (x) in the case of any Intercreditor Agreement, in order to subject the security interests in the Collateral to secure any First Lien Obligations (to the extent such Liens are permitted by this Indenture) or Second Lien Obligations to the terms of any Intercreditor Agreement.

          (b) Notwithstanding Section 6.1 and 6.2 hereof, (i) to the extent provided in Section 5.3(e) of the Senior Intercreditor Agreement, any amendment, waiver or consent in respect of any of the First Lien Collateral Documents (as defined in the Senior Intercreditor Agreement) for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any First Lien Collateral Document (as defined in the Senior Intercreditor Agreement) changing in any manner the rights of the First Lien Agent or the First Lien Claimholders (as defined in the Senior Intercreditor Agreement) or the Company or any Guarantor or any other Grantor (as defined in the Security Agreement), then such amendment, waiver or consent shall apply automatically to any comparable provision of the comparable Security Documents or the comparable provision in any other Note Document, to the extent applicable to any Collateral, and will also apply automatically to the comparable Security Documents or any other Note Document without the consent of the Trustee, the Notes Collateral Agent or any Holder of Notes of any series and without any action by the Trustee, the Notes Collateral Agent, the Company, any Guarantor or any other Grantor (as defined in the Security Agreement) and (ii) provisions of the Senior Intercreditor Agreement may be amended, modified or waived without the approval, consent or signature of the Trustee, the Notes Collateral Agent or any Holder of Notes of any series to the extent such amendment, modification or waiver is effected solely to implement the succession of a new First Lien Representative and/or First Lien Collateral Agent (as each such term is defined in the Senior Intercreditor Agreement) upon a refinancing of the Credit Agreement in whole or in part. Each Holder authorizes the Notes Collateral Agent to execute any documentation reasonably requested by the Company to evidence any amendment, waiver or consent described in this Section 6.3(b).

          Section 6.4 Form of Consent. The consent of the Holders of any series of Notes is not necessary under this Indenture, any Security Document or any Intercreditor Agreement to approve the particular form of any proposed amendment or waiver. It is sufficient if such consent approves the substance of the proposed amendment or waiver. Any consent given by any Holder under Section 6.2 hereof or this Section 6.4 shall be irrevocable for a period of three months after the date of execution thereof, but may be revoked at any time thereafter by such Holder or by his successor in title by filing written notice of such revocation with the Trustee at its Corporate Trust Office; provided, however, that such consent shall not be revocable after the Holders of not less than a majority in aggregate principal amount of the Notes of the series of which such Note is a part at the time Outstanding shall have consented to such amendment or waiver or such supplemental indenture. No notation on any Note of the fact of such consent shall be necessary, but any such written consent by the Holder of any Note shall be conclusive and binding on all future Holders and owners of the same Note and of all Securities delivered in exchange therefor, unless revoked in the manner and during the period provided in this Section 6.4.

ARTICLE 7

COVENANTS

          In addition to the covenants set forth in Article 10 of the Base Indenture, the following covenants shall apply to any Outstanding Notes:

          Section 7.1 Liens.

          After the date of the execution and delivery of this Indenture and so long as any Notes shall be outstanding, the Company shall not pledge or otherwise subject to any lien (any such pledge or lien being hereinafter referred to as a “Lien”) any of its property or assets to secure

Indebtedness for money borrowed, incurred, issued, assumed or guaranteed by the Company without thereby expressly securing the due and punctual payment of the principal of and interest and Additional Interest, if any, on the Notes equally and ratably with any and all other Indebtedness for borrowed money secured by such Lien, so long as any such other Indebtedness shall be so secured; provided, however, that this restriction shall not prohibit or otherwise restrict:

(a) Liens existing on the date of this Indenture (other than Liens securing the First Lien Obligations);

          (b) Liens securing the First Lien Obligations; provided that the aggregate principal amount of Indebtedness constituting First Lien Obligations secured by Liens permitted by this clause (b) shall not exceed the aggregate principal amount of Indebtedness constituting First Lien Obligations as of the Issue Date;

(c) the Company from creating, incurring or suffering to exist upon any of its property or assets any Lien in favor of any Subsidiary of the Company;

          (d) the Company (i) from creating, incurring or suffering to exist a purchase money Lien upon any such property, assets, capital stock or Indebtedness acquired by the Company prior to, at the time of, or within one year after (1) in the case of physical property or assets, the later of the acquisition, completion of construction (including any improvements on existing property) or commencement of commercial operation of such property or (2) in the case of shares of Capital Stock, Indebtedness or other property or assets, the acquisition of such shares of Capital Stock, Indebtedness, property or assets, (ii) from acquiring property or assets subject to Liens existing thereon at the date of acquisition thereof, whether or not the Indebtedness secured by any such Lien is assumed or guaranteed by the Company, or (iii) from creating, incurring or suffering to exist Liens upon any property of any Person, which Liens exist at the time any such Person is merged with or into or consolidated with the Company (or becomes a subsidiary of the Company) or which Liens exist at the time of a sale or transfer of the properties of any such Person as an entirety or substantially as an entirety to the Company;

          (e) the Company from creating, incurring or suffering to exist upon any of its property or assets Liens in favor of the United States or any state thereof or the District of Columbia, or any agency, department or other instrumentality thereof, to secure progress, advance or other payments pursuant to any contract or provision of any statute (including maintaining self-insurance or participating in any fund in connection with worker’s compensation, disability benefits, unemployment insurance, old age pensions or other types of social benefits, or joining in any other provisions or benefits available to companies participating in any such arrangements);

          (f) the Company from creating, incurring or suffering to exist upon any of its property or assets Liens securing its obligations under letters of credit issued, Rate Management Transactions entered into not for speculative purposes, bids, tenders, sales contracts, purchase agreements, repurchase agreements, reverse repurchase agreements, bankers’ acceptances, leases, surety and performance bonds, and other similar obligations, in each case, incurred in the ordinary course of business;

(g) the Company from creating, incurring or suffering to exist Liens upon any real property acquired or constructed by the Company primarily for use in the conduct of its business;

          (h) the Company from entering into any arrangement with any Person providing for the leasing by the Company of any property or assets, which property or assets have been or will be sold or transferred by the Company to such Person with the intention that such property or assets will be leased back to the Company, if the obligations in respect of such lease would not be included as liabilities on a consolidated balance sheet of the Company;

          (i) the Company from creating, incurring or suffering to exist upon any of its property or assets Liens to secure non-recourse debt in connection with the Company engaging in any leveraged or single-investor or other lease transactions, whether (in the case of Liens on or relating to leases or groups of leases or the particular properties subject thereto) such Liens are on the particular properties subject to any leases involved in any of such transactions and/or the rental or other payments or rights under such leases or, in the case of any group of related or unrelated leases, on the properties subject to the leases comprising such group and/or on the rental or other payments or rights under such leases, or on any direct or indirect interest therein, and whether (in any case) (A) such Liens are created prior to, at the time of, or at any time after the entering into of such lease transactions and/or (B) such leases are in existence prior to, or are entered into by the Company at the time of or at any time after, the purchase or other acquisition by the Company of the properties subject to such leases;

          (j) the Company from creating, incurring or suffering to exist (A) other consensual Liens in the ordinary course of business of the Company that secure Indebtedness that, in accordance with generally accepted accounting principles, would not be included in total liabilities as shown on the Company’s consolidated balance sheet, or (B) Liens created by the Company in connection with any transaction intended by the Company to be a sale of property or assets of the Company, provided that such Liens are upon any or all of the property or assets intended to be sold, the income from such property or assets and/or the proceeds of such property or assets;

          (k) the Company from creating, incurring or suffering to exist Liens on property or assets financed through tax-exempt municipal obligations, provided that such Liens are only on the property or assets so financed;

          (l) any extension, renewal, refinancing or replacement (or successive extensions, renewals, refinancings or replacements), in whole or in part, of any of the foregoing (other than Liens permitted by clause (b)); provided, however, that any such extension, renewal, refinancing or replacement shall be limited to all or a part of the property or assets (or substitutions therefor) which secured the Lien so extended, renewed, refinanced or replaced (plus improvements on such property); and

          (m) the Company from creating, incurring or suffering to exist any other Liens not otherwise permitted by any of the foregoing clauses (a) through (l) above; provided that the maximum amount of Indebtedness secured by Liens in reliance on this clause (m) shall not exceed, at the time of and after giving effect to the incurrence of any Indebtedness secured by a Lien in reliance on this clause (m), an amount equal to the greater of $900 million or 10% of the excess of the Company’s consolidated total assets over the Company’s consolidated liabilities, as shown on the Company’s balance sheet for the most recent fiscal quarter for which financial statements are publicly available in accordance with generally accepted accounting principles at the date of measurement.

          For the purposes of this Section 7.1, any contract by which title is retained as security (whether by lease, purchase, title retention agreement or otherwise) for the payment of a purchase price shall be deemed to be a purchase money Lien.

          Nothing contained in this Section 7.1 or in this Indenture shall prevent or be deemed to prohibit the creation, assumption or guaranty by the Company of any Indebtedness not secured by a Lien or the issuance by the Company of any debentures, notes or other evidences of Indebtedness not secured by a Lien, whether in the ordinary course of business or otherwise.

          The entry by the Company into any contract, document, agreement or instrument (which shall include bank credit facilities, Rate Management Transactions and loan agreements), in the ordinary course of business or otherwise, which contract, document, agreement or instrument may provide for or contain a right of set-off or other similar right between the Company and such other party to the contract, document, agreement or instrument shall not result in, or be deemed to constitute, the creation or incurrence of a “Lien” as such term is used in this Indenture.

          Section 7.2 Merger, Consolidation or Sale of All or Substantially All Assets.

          (a) The Company will not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation); or (2) sell, assign, transfer, convey, lease or otherwise dispose of all or substantially all of the properties or assets of the Company and its Subsidiaries, taken as a whole, in one or more related transactions, to another Person, unless:

          (i) either: (a) the Company is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a Person organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

          (ii) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes by contract or operation of law all the obligations of the Company under the Notes, this Indenture and the Registration Rights Agreement pursuant to agreements reasonably satisfactory to the Trustee; and

(iii) immediately after, and upon giving effect to, such transaction, no Default or Event of Default exists.

(b) This Section 7.2 shall not apply to:

(i) a merger of the Company with an Affiliate solely for the purpose of reincorporating the Company in another jurisdiction; or

(ii) any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among the Company and its Subsidiaries.

          (c) Section 8.1 of the Base Indenture shall not apply to the Notes. Section 8.2 of the Base Indenture shall apply, mutatis mutandis, to any event described in this Section 7.2. Section 10.4 of the Base Indenture shall be subject to this Section 7.2.

          Section 7.3 Reports.

          (a) Whether or not required by the rules and regulations of the Commission and in lieu of Section 7.4 of the Base Indenture, so long as any Notes are Outstanding, the Company shall furnish to the Holders or cause the Trustee to furnish to the Holders, within 15 days after the Company is required to file the same with the Commission:

          (i) all quarterly and annual reports that the Company is required to file, or would be required to be filed with the Commission, on Forms 10-Q and 10-K if the Company were required to file such reports; and

(ii) all current reports that the Company is required to file, or would be required to be filed with the Commission, on Form 8-K if the Company were required to file such reports;

provided that any such above information or reports filed with the EDGAR system of the Commission (or any successor system) and available publicly on the Internet shall be deemed to be furnished to the Holders of Notes.

          (b) All such reports shall be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. Each annual report on Form 10-K shall include a report on the Company’s consolidated financial statements by the Company’s independent registered public accounting firm. In addition, whether or not required by the Commission, the Company shall file a copy of all of the reports referred to in Section 7.3(a)(i) and (ii) with the Commission for public availability within the time periods specified in the Commission’s rules and regulations applicable to such reports for the status of the filer that the Company would otherwise be if it were required to file reports with the Commission, subject to extension as set forth in Rule 12b-25(b)(ii) under the Exchange Act (or any successor provision) (unless the Commission shall not accept such a filing) and make such information available to securities analysts and prospective investors upon request. The Company agrees that it shall not take any action that would cause the Commission not to accept such filings. If, notwithstanding the foregoing, the Commission will not accept such filings for any reason, the Company will post the reports specified in Section 7.3(a) hereof on its publicly accessible website within the time periods that would apply if the Company were required to file those reports with the Commission.

          (c) If, and so long as, all of the Capital Stock of the Company is beneficially owned, directly or indirectly, by a Person (the “Parent”) (i) whose corporate family and corporate credit ratings are Investment Grade Ratings and (ii) that files reports with the Commission under Section 13(a) or 15(d) of the Exchange Act, the requirements in Section 7.3(a) shall be deemed satisfied by the filing by such Parent of the reports specified in Section 7.3(a) hereof within the time periods specified therein.

          (d) In addition, the Company and the Guarantors agree that, for so long as any Notes remain Outstanding, if at any time they are not required to file with the Commission the reports required by this Section 7.3, they shall furnish to the Holders and to securities analysts, broker/dealers, corporate trading desks and prospective investors, upon the request of any Holder, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

          Section 7.4 Additional Note Guarantees and Collateral.

          (a) The Company will not at any time cause or permit any Subsidiary of the Company to Guarantee any Series A Notes, unless such Subsidiary also Guarantees the Notes on a pari passu basis pursuant to a supplemental indenture. In such event, the Company will deliver an Opinion of Counsel reasonably satisfactory to the Trustee relating to such supplemental indenture.

          (b) The Company will not at any time create or suffer to exist, or cause or permit any Subsidiary of the Company to create or suffer to exist, directly or indirectly, any Lien on any of its property or assets to secure any Obligations in respect of the Series A Notes, unless such property or asset is pledged to secure the Note Obligations on a pari passu basis. The Company will, and will cause to be, executed and delivered to the Trustee and the Notes Collateral Agent and filed (if applicable) all such agreements, instruments, opinions, certificates and documents as are executed, delivered and/or filed after the Issue Date, as the case may be, in connection with any Lien securing any Obligations in respect of the Series A Notes.

ARTICLE 8

EVENTS OF DEFAULT

          Section 8.1 Events of Default.

          (a) Solely with respect to each series of Notes, the following shall be substituted for, and shall constitute Events of Default in lieu of, the events listed as Events of Default in Section 5.1 of the Base Indenture: “Event of Default” wherever used in the Indenture solely with respect to Notes of any series, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(i) default for 30 days in the payment when due of interest on the Notes of such series;

(ii) default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the Notes of such series;

(iii) failure for 3 business days by the Company to comply with Sections 3.3 or 7.2 hereof;

          (iv) failure by the Company for 60 days after written notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Pari Passu Notes then Outstanding voting as a single class to comply with any of the other agreements in this Indenture;

          (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Significant Subsidiaries (or the payment of which is guaranteed by the Company or any of its Significant Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, if that default:

          (1) is caused by a failure to pay any scheduled installment of principal on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or

(2) results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $250.0 million or more;

          (vi) failure by the Company or any of its Significant Subsidiaries to pay final and non-appealable judgments entered by a court or courts of competent jurisdiction aggregating in excess of $250.0 million (net of any amounts covered by insurance), which judgments are not paid, discharged or stayed for a period of 60 days;

          (vii) with respect to the Company or any of its Significant Subsidiaries, (x) a court of competent jurisdiction enters an order or decree under any applicable Bankruptcy Law that: (A) is for relief against such Person or Persons in an involuntary case; (B) appoints a Bankruptcy Custodian of such Person or Persons or for all or substantially all of the property of such Person or Persons; or (C) orders the liquidation of such Person or Persons; and, in each case, the order or decree remains unstayed and in effect for 60 consecutive days; or (y) the commencement by such Person or Persons of a voluntary proceeding under any applicable bankruptcy, insolvency, reorganization (other than a reorganization under a foreign law that does not relate to insolvency) or other similar law or of a voluntary proceeding seeking to be adjudicated insolvent or the consent by such Person or Persons to the entry of a decree or order for relief in an involuntary proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or to the commencement of any insolvency proceedings against it or them, or the filing by such Person or Persons of a petition or answer or consent seeking reorganization, arrangement, adjustment or composition of such Person or Persons under any such applicable law, or the consent by such Person or Persons to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or similar official of such Person or Persons or any substantial part of the property of such Person or Persons or the making by such Person or Persons of an assignment for the benefit of creditors, or the taking of corporate action by such Person or Persons in furtherance of any such action or the admitting in writing by such Person or Persons of its or their inability to pay its or their debts generally as they become due;

          (viii) (x) any Note Guarantee with respect to a Note of such series of any Guarantor that is a Significant Subsidiary, (A) ceases to be in full force and effect (other than in accordance with the terms of such Note Guarantee or Guarantees, as applicable, and this Indenture) or (B) is declared null and void and unenforceable or found to be invalid or (y) any Guarantor that is a Significant Subsidiary denies its liability under its Note Guarantee with respect to a Note of such series (other than by reason of release of a Guarantor from its Note Guarantee in accordance with the terms of this Indenture and the Note Guarantee); and

          (ix) any security interest and Lien purported to be created by any Security Document with respect to any Collateral, individually or in the aggregate, having a fair market value in excess of $250.0 million shall cease to be in full force and effect, or shall cease to give the Notes Collateral Agent, for the benefit of the Holders, the Liens, rights, powers and privileges purported to be created and granted thereby (including a perfected second-priority security interest in and Lien on, all of the Collateral thereunder (except as otherwise expressly provided in this Indenture, the Security Documents or the Intercreditor Agreements)) in favor of the Notes Collateral Agent, or shall be asserted by the Company or any Guarantor to not be, a valid, perfected, second-priority (except as otherwise expressly provided in this Indenture, the Security Documents or any Intercreditor Agreement) security interest in or Lien on such Collateral covered thereby; except to the extent that any such loss of perfection or priority results from the failure of the Notes Collateral Agent or the Trustee (or an agent or trustee on its behalf) to maintain possession of certificates actually delivered to it (or such agent or trustee) representing securities pledged under the Security Documents.

Section 8.2 Effect of Event of Default.

          (a) In the case of an Event of Default arising under Section 8.1(a)(vii), all Outstanding Notes shall become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25%

in aggregate principal amount of the then Outstanding Pari Passu Notes, by notice to the Company, may declare all the Notes of any affected series to be due and payable immediately.

          (b) Subject to certain limitations and to the Intercreditor Agreements, Holders of a majority in aggregate principal amount of the then Outstanding Pari Passu Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Pari Passu Notes notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal, interest or premium, if any.

          (c) Subject to the provisions of this Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee shall be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any Holders of Pari Passu Notes unless such Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest or Additional Interest, if any, when due, no Holder of Notes of a series may pursue any remedy with respect to this Indenture or the Notes unless:

(i) such Holder has previously given the Trustee notice that an Event of Default is continuing;

(ii) Holders of at least 25% in aggregate principal amount of the then Outstanding Pari Passu Notes have requested the Trustee to pursue the remedy;

(iii) such Holders of Pari Passu Notes have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

(iv) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(v) Holders of a majority in aggregate principal amount of the then Outstanding Pari Passu Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

          (d) The Holders of a majority in aggregate principal amount of the then Outstanding Pari Passu Notes by notice to the Trustee may, on behalf of the Holders of all of the Notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest, including Additional Interest, if any, or premium, if any, on, or the principal of, the Notes.

          Section 8.3 Company Statement as to Compliance; Notice of Certain Defaults.

          (a) The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year, a written statement (which need not be contained in or accompanied by an Officers’ Certificate) signed by the principal executive officer, the principal financial officer or the principal accounting officer of the Company, stating that:

(i) a review of the activities of the Company during such year and of its performance under this Indenture has been made under his or her supervision; and

          (ii) to the best of his or her knowledge, based on such review, (a) the Company has complied in all material respects with all the conditions and covenants imposed on it under this Indenture throughout such year, or, if there has been a default in the fulfillment of any such condition or covenant or agreement, specifying each such default known to him or her and the nature and status thereof, and (b) no event has occurred and is continuing which is, or after notice or lapse of time or both would become, an Event of Default, or, if such an event has occurred and is continuing, specifying each such event known to him and the nature and status thereof.

          (b) The Company shall deliver to the Trustee, within 30 days after the Company becomes aware of the occurrence thereof, written notice of any Event of Default or Default.

          (c) The Trustee shall have no duty to monitor the Company’s compliance with the covenants contained in this Indenture other than as specifically set forth in this Section 8.3.

ARTICLE 9

GUARANTEE OF NOTES

          Section 9.1 Guarantee.

          (a) Subject to this Article 9, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the Obligations of the Company hereunder or thereunder, that:

          (i) the principal of, premium, if any, interest and Additional Interest, if any, on, the Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium, if any, interest, and Additional Interest, if any, on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

          (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

If the Company fails to make payments when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

          (b) The Guarantors hereby agree that their Obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. To the extent permitted by applicable law, each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Note Guarantee shall not be discharged except by complete performance of the Obligations contained in the Notes and this Indenture.

          (c) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, the Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

          (d) Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 5 of the Base Indenture (as amended hereby) for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such obligations as provided in Article 5 of the Base Indenture (as amended hereby), such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee. The Guarantors shall have the right to seek contribution from any nonpaying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantee.

          Section 9.2 Limitation on Guarantor Liability. Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of any Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor shall be limited to the maximum amount that shall, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 9, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance.

          Section 9.3 Guarantors May Consolidate, etc., on Certain Terms.

          A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into, another Person, other than another Guarantor, unless:

(i) immediately after giving effect to that transaction, no Default or Event of Default exists;

          (ii) the Person acquiring the property in any such sale or disposition or the Person (if other than that Guarantor) formed by or surviving any such consolidation or merger assumes all obligations of that Guarantor under this Indenture, its Note Guarantee, the Security Documents and the Registration Rights Agreement pursuant to a supplemental indenture and other agreements reasonably satisfactory to the Trustee; and

          (iii) at the time of the transaction, the surviving Person (if other than the Guarantor) will have delivered, or caused to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers’ Certificate and an Opinion of Counsel, each to the effect that such consolidation, merger, transfer, sale, assignment, conveyance, lease or other transaction and the supplemental indenture in respect thereof comply with this Indenture and that all conditions precedent therein provided for relating to such transaction have been complied with;

provided, however, that this Section 9.3 shall not apply to any Guarantor whose Note Guarantee is released and discharged in accordance with Section 9.4.

          Section 9.4 Releases.

          (a) A Guarantor shall be automatically released and relieved of its Obligations under the Note Guarantee without the consent of any Holder of the Notes:

          (i) upon (A) the release of such Guarantor’s Guarantee of the Series A Notes (including, without limitation, pursuant to the Series A Notes Indenture or the Intercreditor Agreements or as a result of or pursuant to any amendment of the Series A Indenture or Intercreditor Agreements), other than as a result of payment under such Guarantee of the Series A Notes following an “Event of Default” under (and as defined in) the Series A Indenture, or (B) payment in full of the Series A Notes;

(ii) upon the Notes receiving an Investment Grade Rating from each Rating Agency on a pro forma basis after giving effect to such release; or

(iii) upon legal defeasance, covenant defeasance or satisfaction and discharge of the Indenture as provided under Sections 11.1 and 11.2 hereof.

          (b) Any Guarantor not released from its Obligations under its Note Guarantee as provided in this Section 9.4 shall remain liable for the full amount of principal of, premium, if any, interest, and Additional Interest, if any, on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article 9.

          (c) To the extent that the Obligations of any Guarantor under its Guarantee of the First Lien Obligations are subordinated, then the Note Guarantee of such Guarantor shall be subordinated to the same extent, as required by the Intercreditor Agreements and subject to the subordination of the obligations of any Guarantor under its Guarantee of the Series A Notes to the same extent.

ARTICLE 10

COLLATERAL

          Section 10.1 Intercreditor Agreements. This Article 10 and the provisions of each other Security Document are subject to the terms, limitations and conditions set forth in the Intercreditor Agreements.

          Section 10.2 Security Documents. The payment of the Notes and the Note Guarantee when due (at maturity, upon redemption or otherwise) shall be secured as provided in the Security Documents which the Company and the Guarantors and other Grantors (as defined in the Security Agreement) have entered into on the Issue Date and shall be secured as provided by all Security Documents hereafter delivered as required by the Indenture, in each case subject to the terms of the Intercreditor Agreements. Each Holder of Notes, by its acceptance of a Note, consents and agrees to the terms of each Security Document and each Intercreditor Agreement, appoints Deutsche Bank Trust Company Americas as Notes Collateral Agent as of the Issue Date, authorizes and directs the Trustee to enter into each Intercreditor Agreement by joinder thereto and the Notes Collateral Agent to enter into the Security Documents and, by joinder thereto, each Intercreditor Agreement, and authorizes and empowers each of the Trustee and the Notes Collateral Agent to bind the Holders as set forth in the Security Documents and the Intercreditor Agreements.

          Section 10.3 Release of Liens in Respect of Notes. The Holders authorize the Notes Collateral Agent to release or subordinate Liens upon the Collateral in accordance with, and as required by, the Security Agreement and the Intercreditor Agreements, and to take any further action and enter into any documentation to evidence the release or subordination of such Lien in accordance with the Security Agreement and the Intercreditor Agreements.

          Section 10.4 Compliance with Trust Indenture Act. The Company shall comply with the provisions of Trust Indenture Act Section 314 to the extent applicable. To the extent applicable, the Company shall cause Trust Indenture Act Section 313(b), relating to reports, and, following qualification of the Indenture under the Trust Indenture Act (if required), Trust Indenture Act Section 314(d), relating to the release of property or securities subject to the Lien of the Security Documents and to the substitution therefor of any property to be pledged as Collateral for the Notes, to be complied with. Any certificate or opinion required by Trust Indenture Act Section 314(d) shall be made by an officer of the Company, except in cases where Trust Indenture Act Section 314(d) requires that such certificate or opinion be made by an independent Person, which Person shall be an independent engineer, appraiser or other expert reasonably satisfactory to the Trustee. Notwithstanding anything to the contrary in this Section 10.4, the Company shall not be required to comply with all or any portion of Trust Indenture Act Section 314(d) if it reasonably determines that under the terms of Trust Indenture Act Section

314(d) or any interpretation or guidance as to the meaning thereof of the Commission and its staff, including “no action” letters or exemptive orders, all or any portion of Trust Indenture Act Section 314(d) is inapplicable to any release or series of releases of Collateral. Without limiting the generality of the foregoing, certain “no action” letters issued by the Commission have permitted an indenture qualified under the Trust Indenture Act to contain provisions permitting the release of Collateral from Liens under such indenture in the ordinary course of the issuer’s business without requiring the issuer to provide certificates and other documents under Trust Indenture Act Section 314(d).

          Section 10.5 Notes Collateral Agent.

          (a) The Holders authorize the Trustee to appoint the Notes Collateral Agent, and the Trustee, on the terms and conditions hereof, hereby irrevocably appoints and authorizes the Notes Collateral Agent to act as its agent hereunder and under the Security Documents, with such powers as are expressly delegated to the Notes Collateral Agent by the terms of the Indenture and the Security Documents. Without limiting the generality of the foregoing, the Notes Collateral Agent shall, subject to the terms hereof, the Intercreditor Agreements and the Security Documents: (i) receive the grant of the security interests under the Security Agreement, (ii) hold, manage, receive, endorse and collect on any Collateral, (iii) take all lawful and commercially reasonable actions that the Notes Collateral Agent is directed to take by the Holders in accordance with this Indenture or the Security Documents or are necessary or advisable to protect or preserve the Collateral or the security interest of the Notes Collateral Agent therein, (iv) deliver and receive notices pursuant to the Security Documents, (v) sell, assign, foreclose on, institute legal proceedings with respect to, or otherwise exercise the rights and remedies of a secured party with respect to the Collateral, (vi) release or terminate the security interests as provided herein and (vii) enter into the Intercreditor Agreements by joinder thereto and the Series C Debt Documents (as defined in the Security Agreement). The execution of this Supplemental Indenture by the Notes Collateral Agent shall be deemed an acceptance by the Notes Collateral Agent of the appointment made under this Section 10.5.

          (b) Subject to the Intercreditor Agreements, the duties and obligations of the Notes Collateral Agent shall be determined solely by the express provisions of this Indenture and any other Security Document to which it is a party and the Notes Collateral Agent shall not be liable except for the performance of such duties and obligations as are specifically set out in this Indenture or such Security Document. The Notes Collateral Agent shall be under no liability to any party hereto by reason of any failure on the part of any party hereto or any maker, guarantor, endorser or other signatory of any document or any other Person to perform such Person’s obligations under any such document.

          (c) The Notes Collateral Agent shall not be responsible in any manner for the validity or sufficiency of this Indenture, the Security Documents or of any Collateral delivered under the Security Documents, or for the value or collectibility of any Obligations or other instrument, if any, so delivered, or for any representations made or obligations assumed by any party other than the Notes Collateral Agent. The Notes Collateral Agent shall not be bound to examine or inquire into or be liable for any defect or failure in the right or title of the Company or any Guarantor to all or any of such assets whether such defect or failure was known to the Notes Collateral Agent or might have been discovered upon examination or inquiry and whether capable of remedy of not.

          (d) The Notes Collateral Agent shall not be responsible for any unsuitability, inadequacy, expiration or unfitness of any security interest created hereunder or pursuant to any other Security Document nor shall it be obligated to make any investigation into, and shall be entitled to assume, the adequacy and fitness of any security interest created hereunder or pursuant to any other Security Document.

          (e) The Notes Collateral Agent shall not be liable for any error of judgment, or for any act done or step taken or omitted by it in good faith or for any mistake in act or law, or for anything which it may do or refrain from doing in connection herewith, except its own gross negligence or willful misconduct.

          (f) The Notes Collateral Agent may seek the advice, at the expense of the Company, of legal counsel (i) in the event of any dispute or (ii) any question as to the construction of any of the provisions of this Indenture or an ambiguity with respect to its duties hereunder or under any Security Document or applicable law, and it shall incur no liability and shall be fully protected in respect of any action taken, omitted or suffered by it in good faith in accordance with the advice or written opinion of such counsel.

          (g) The Notes Collateral Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, approval or other paper or document.

          (h) In no event shall the Notes Collateral Agent be liable for any indirect, special, punitive or consequential loss or damage of any kind whatsoever, including, but not limited to, lost profits, even if such loss or damage was foreseeable or it has been advised of the likelihood of such loss or damage and regardless of the form of action.

          (i) In no event shall the Notes Collateral Agent be liable for any failure or delay in the performance of its obligations hereunder because of circumstances beyond its control, including, but not limited to, acts of God, flood, war (whether declared or undeclared), terrorism, strikes, work stoppages, civil or military disturbances, nuclear or natural catastrophes, fire, riot, embargo, loss or malfunctions of utilities, communications or computer (software and hardware) services, government action, including any laws, ordinances, regulations, governmental action or the like which delay, restrict or prohibit the providing of the services contemplated by this Indenture.

          (j) The Notes Collateral Agent agrees to accept and act upon facsimile transmission of written instructions pursuant to this Indenture; provided, however, that (a) the party providing such written instructions, subsequent to such transmission of written instructions, shall provide the originally executed instructions or directions to the Notes Collateral Agent in a timely manner, and (b) such originally executed instructions or directions shall be signed by an authorized representative of the party providing such instructions or directions.

          (k) In the event of (i) any dispute or (ii) any question as to the construction of any of the provisions of this Indenture or an ambiguity with respect to its duties hereunder or any of the Security Documents or applicable law, the Notes Collateral Agent shall be entitled to seek written directions from the Holders or their representative, prior to taking any action under this Indenture, the Security Documents, any Collateral instrument or any other instrument or document furnished pursuant thereto.

          (l) The Notes Collateral Agent shall not be responsible to any Holder for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Security Document or any other instrument or document furnished pursuant thereto.

           (m) The Notes Collateral Agent shall have no responsibility for or liability with respect to monitoring compliance of any other party to the Security Documents, this Indenture or any other document related thereto. The Notes Collateral Agent has no duty to monitor the value or rating of any Collateral on an ongoing basis.

          (n) No provision of this Indenture shall require the Notes Collateral Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in any of the Security Documents or in the exercise of any of its rights or powers hereunder or under any of the Security Documents unless it is indemnified to its satisfaction and the Notes Collateral Agent shall have no liability to any person for any loss occasioned by any delay in taking or failure to take any such action while it is awaiting an indemnity satisfactory to it.

          (o) Whenever in the administration of this Indenture the Notes Collateral Agent shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Notes Collateral Agent (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers’ Certificate and/or an Opinion of Counsel.

          (p) The Notes Collateral Agent may act and rely and shall be protected in acting and relying in good faith on the opinion or advice of, or information obtained from, any counsel, accountant, investment banker, appraiser or other expert or adviser, whether retained or employed by the Company or by the Notes Collateral Agent or otherwise.

          (q) The Notes Collateral Agent shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders or their representative pursuant to this Indenture, unless offered security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

          (r) The Notes Collateral Agent may employ or retain such counsel, accountants, subagent, agent or attorney in fact, appraisers or other experts or advisers as it may reasonably require for the purpose of determining and discharging its rights and duties hereunder and shall not be responsible for any misconduct on the part of any of them.

          (s) The Notes Collateral Agent may request that the Company or other parties deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

          (t) Money held by the Notes Collateral Agent in trust hereunder need not be segregated from other funds except to the extent required by law. The Notes Collateral Agent shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

          (u) Beyond the exercise of reasonable care in the custody thereof and subject to the Intercreditor Agreements, the Notes Collateral Agent shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Notes Collateral Agent shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral. The Notes Collateral Agent shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which other collateral agents accord similar collateral and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee.

          (v) The Notes Collateral Agent shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence, bad faith or willful misconduct on the part of the Notes Collateral Agent, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral. The Notes Collateral Agent shall have no duty to ascertain or inquire as to or monitor the performance or observance of any of the terms of this Indenture or the Security Documents by any other Person.

          (w) The Company and the Guarantors shall on a joint and several basis defend, indemnify, and hold harmless the Notes Collateral Agent from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs, or expenses of whatever kind or nature, known or unknown, contingent or otherwise, arising out of, or in any way related to, (w) the presence, disposal, release, or threatened release of any Hazardous Materials which are on, from, or affecting the soil, water, vegetation, buildings, personal property, persons, animals, or otherwise; (x) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Materials; (y) any lawsuit brought or threatened, settlement reached, or government order relating to such Hazardous Materials, and/or (z) any violation of laws, orders, regulations, requirements or demands of government authorities, which are based upon or in any way related to such Hazardous Materials including, without limitation, attorney and consultant fees and expenses, investigation and laboratory fees, court costs, and litigation expenses, in each case relating to or arising out of this Indenture and the Security Documents or the transactions contemplated hereby or thereby (including any enforcement of any of the Security Documents and any sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Notes Obligations). For purposes of this paragraph, “Hazardous Materials” includes, without limit, any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances, or related materials defined in the U.S. Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Sections 9601, et. seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 5108, et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Sections 6901, et seq.), and in the regulations adopted and publications promulgated pursuant thereto, or any other Federal, state or local environmental law, ordinance, rule, or regulation. The provisions of this paragraph shall be in addition to any and all other obligations and liabilities the Company may have to the Notes Collateral Agent at common law, and shall survive the termination of this Indenture. The provisions of this Section 10.5(w) shall survive the satisfaction, termination or discharge of this Indenture or the earlier resignation or removal of the Notes Collateral Agent.

          (x) The Company and the Guarantors jointly and severally agree (i) to pay to the Notes Collateral Agent from time to time such compensation for all services rendered by it hereunder as the Company and the Notes Collateral Agent shall from time to time agree in writing, (ii) except as otherwise expressly provided herein, to reimburse the Notes Collateral Agent upon its request for all reasonable expenses, disbursements and advances incurred or made by the Notes Collateral Agent in accordance with any provision of this Indenture (including reasonable compensation and the expenses, advances and disbursements of its agents and counsel), except any such expense, disbursement or advance as shall be determined to have been caused by its own or its representatives’ or agents’ gross negligence or willful misconduct; and (iii) to indemnify the Notes Collateral Agent (which for purposes of this Section 10.5(x) shall include its officers, directors, employees and agents) for, and to hold it harmless against, any loss, claim, damage, liability or expense incurred without gross negligence or willful misconduct on its own or its representatives’ or agents’ part, arising out of or in connection with the acceptance or administration of the agency or agencies under this Indenture, the Note Guarantees or the Security Documents or the Registration Rights Agreement, including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties under such documents, except to the extent that any such loss, liability, claim, damage or expense shall be determined to have been caused by the Notes Collateral Agent’s own or its representatives’ or agents’ gross negligence or willful misconduct. The provisions of this Section 10.5(x) shall survive the satisfaction, termination or discharge of this Indenture or the earlier resignation or removal of the Notes Collateral Agent.

          (y) The Notes Collateral Agent reserves the right to conduct an environmental audit prior to foreclosing on any real estate Collateral or mortgage Collateral. The Notes Collateral Agent reserves the right to forebear from foreclosing in its own name if to do so may expose it to undue risk.

          (z) Upon any payment or distribution of assets hereunder, the Notes Collateral Agent, and the Holders shall be entitled to conclusively rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, liquidating trustee, custodian, receiver, assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered to the Notes Collateral Agent or to the Holders, for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto.

          (aa) The rights and protections of the Notes Collateral Agent set forth herein shall also be applicable to the Notes Collateral Agent in its roles as mortgagee (including letters of quiet enjoyment), beneficiary, pledgee or any of its other roles under the Security Documents or any other agreement pertaining to Collateral pledged to the Notes Collateral Agent.

ARTICLE 11

SATISFACTION AND DISCHARGE; DEFEASANCE
AND COVENANT DEFEASANCE

          Section 11.1 Satisfaction and Discharge.

          (a) This Indenture shall be discharged and shall cease to be of further effect as to all Notes of any series issued hereunder, when:

(i) either:

          (1) all Notes of such series that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Company, have been delivered to the Trustee for cancellation; or

          (2) all Notes of such series that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or shall become due and payable within one year and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders of Notes of such series, Cash in U.S. dollars, non-callable Government Obligations, or a combination of Cash in U.S. dollars and non-callable Government Obligations, in amounts as shall be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes of such series not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest, including Additional Interest, if any, to the date of maturity or redemption;

          (ii) with respect to such series of Notes, no Default or Event of Default has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing) and the deposit shall not result in a breach or violation of, or constitute a default under, any other material agreement or instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

(iii) the Company or any Guarantor has paid or caused to be paid all sums payable by it under this Indenture with respect to the Notes of such series; and

          (iv) the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes of such series at maturity or on the redemption date, as the case may be.

          (b) The Company must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

          (c) The Collateral shall be released from the Lien securing the Notes upon a satisfaction and discharge in accordance with this Section 11.1.

          (d) Notwithstanding the satisfaction and discharge of the Indenture with respect to any series of Notes, the Obligations of the Company to the Trustee under Section 6.7 of the Base Indenture and, if money shall have been deposited with the Trustee pursuant to Section 11.1(a)(i)(2) hereof, the Obligations of the Company and the Trustee with respect to the Notes under Sections 3.5, 3.6, 4.3, 10.2 and 10.3 of the Base Indenture, and with respect to any rights to convert or exchange such Notes into securities of the Company or another issuer, shall survive such satisfaction and discharge.

          (e) Section 4.1 of the Base Indenture shall not apply to the Notes.

          Section 11.2 Legal Defeasance and Covenant Defeasance.

          (a) The Company may at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding Notes of any series and all obligations of the Guarantors discharged with respect to their Note Guarantees of such series (“Legal Defeasance”) except for:

          (i) the rights of Holders of Outstanding Notes of such series to receive payments in respect of the principal of, or interest including Additional Interest, if any, or premium, if any, on, such Notes when such payments are due from the trust referred to in Section 11.2(c);

          (ii) the Company’s obligations with respect to the Notes of such series concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(iii) the rights, powers, trusts, duties and immunities of the Trustee, and the Company’s and the Guarantors’ obligations in connection therewith; and

(iv) this Section 11.2.

          (b) The Company may, at its option and at any time, elect to have the Obligations of the Company and the Guarantors released with respect to Sections 3.3 and 7.1 through 7.4 hereof with respect to Notes of any series (“Covenant Defeasance”), and thereafter any omission to comply with those covenants shall not constitute a Default or Event of Default with respect to the Notes of such series. In the event Covenant Defeasance occurs, the events set forth under Section 8.1(a)(iii), (iv), (v), (vi), (viii) and (ix) hereof shall no longer constitute an Event of Default with respect to the Notes of such series.

          (c) The following shall be the conditions to the application of Section 11.2(a) or (b) to any Outstanding Notes of any series:

          (i) The Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of such series, Cash in U.S. dollars, non-callable Government Obligations, or a combination of Cash in U.S. dollars and non-callable Government Obligations, in amounts as shall be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, or interest, premium, if any, and Additional Interest, if any, on, the Outstanding Notes of such series on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Company must specify whether such Notes are being defeased to such stated date for payment or to a particular redemption date;

          (ii) in the case of Legal Defeasance, the Company must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (1) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (2) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the Outstanding Notes of such series shall not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and shall be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (iii) in the case of Covenant Defeasance, the Company must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the Outstanding Notes shall not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and shall be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (iv) no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing);

(v) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument

(other than this Indenture) to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

          (vi) the Company must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of such series over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or others; and

          (vii) the Company must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

(d) The Collateral shall be automatically released from the Lien securing the Notes of such series upon a Legal Defeasance or Covenant Defeasance.

(e) Section 4.2 of the Base Indenture shall not apply to the Notes.

ARTICLE 12

MISCELLANEOUS

          Section 12.1 Ratification of Indenture. The Base Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of this Indenture in the manner and to the extent herein and therein provided.

          Section 12.2 No Personal Liability of Directors, Officers, Employees and Stockholders. No director, officer, employee, incorporator or stockholder of the Company, any Guarantor or any of their Affiliates, will have any liability for any Obligation of the Company or the Guarantors under the Notes, this Indenture, the Note Guarantees, the Security Documents or the Registration Rights Agreement or for any claim based on, in respect of, or by reason of, such Obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws. For the avoidance of doubt, nothing in this Section 12.2 shall affect, limit, waive, release or impair in any way any obligation, covenant or agreement contained in the CIT Leasing Support Agreements or any right or claim based thereon or otherwise in respect thereof.

          Section 12.3 Subordination. Notwithstanding anything herein to the contrary, the payment obligations hereunder are subject to the provisions of: (i) the Senior Intercreditor Agreement and (ii) the Junior Intercreditor Agreement. In the event of any conflict between the terms of the Senior Intercreditor Agreement, the Junior Intercreditor Agreement and this Indenture, the terms of the Senior Intercreditor Agreement shall govern and control; and in the event of any conflict between the terms of the Junior Intercreditor Agreement and this Indenture, the terms of the Junior Intercreditor Agreement shall govern and control.

          Section 12.4 Trustee Not Responsible for Recitals. The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

          Section 12.5 New York Law To Govern. THIS SUPPLEMENTAL INDENTURE AND EACH NOTE SHALL BE DEEMED TO BE CONTRACTS MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE.

          Section 12.6 Separability. In case any one or more of the provisions contained in this Supplemental Indenture or in the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, then, to the extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provisions of this Supplemental Indenture or of the Notes, but this Supplemental Indenture and the Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

          Section 12.7 Counterparts. This Supplemental Indenture may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart of this Supplemental Indenture by telefacsimile or by any electronic imaging, electronic mail or other similar means shall be effective as delivery of a manually executed counterpart of this Supplemental Indenture.

          Section 12.8 Parent Pledge Collateral Agent. The parties hereto acknowledge and accept that the Series C Parent Collateral Agent is not an agent solely for the Holders, but is also acting as an agent for the trustee under the Long-Dated Senior Notes Indenture. In addition, the parties hereto acknowledge and accept that the Lien on the Collateral of the Company in favor of the Series C Parent Collateral Agent secures not only the Obligations under this Indenture, but also the Long-Dated Senior Notes Obligations.

          IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, as of the date first above written

Deutsche Bank Trust Company Americas, as Trustee, Series C Parent Collateral Agent and Series C Subsidiary Collateral Agent

By:	/s/ Irene Siegel

Name: Irene Siegel
Title: Vice President

By:	/s/ Maria Inoa

Name: Maria Inoa
Title: Associate

CIT GROUP INC.

By:	/s/ Glenn A. Votek

Name: Glenn A. Votek
Title: Executive Vice President & Treasurer

GUARANTORS:

C.I.T. LEASING CORPORATION
CAPITA COLOMBIA HOLDINGS CORP.
CAPITA CORPORATION
CAPITA INTERNATIONAL L.L.C.
CIT CAPITAL USA INC.
CIT CHINA 12, INC.
CIT CHINA 13, INC.
CIT CHINA 3, INC.
CIT COMMUNICATIONS FINANCE CORPORATION
CIT CREDIT FINANCE CORP.
CIT CREDIT GROUP USA INC.
CIT FINANCIAL LTD. OF PUERTO RICO
CIT FINANCIAL USA, INC.
CIT GROUP (NJ) LLC
CIT GROUP SF HOLDING CO., INC.
CIT HEALTHCARE LLC
CIT LENDING SERVICES CORPORATION
CIT LENDING SERVICES CORPORATION (ILLINOIS)
CIT LOAN CORPORATION (F/K/A THE
CIT GROUP/CONSUMER FINANCE, INC.)
CIT MIDDLE MARKET FUNDING COMPANY, LLC
CIT MIDDLE MARKET HOLDINGS, LLC
CIT TECHNOLOGIES CORPORATION
CIT TECHNOLOGY FINANCING SERVICES, INC.
CMS FUNDING COMPANY LLC
EQUIPMENT ACCEPTANCE CORPORATION
NAMEKEEPERS LLC
STUDENT LOAN XPRESS, INC.
THE CIT GROUP/BC SECURITIES INVESTMENT, INC.
THE CIT GROUP/BUSINESS CREDIT, INC.
THE CIT GROUP/CAPITAL FINANCE, INC.
THE CIT GROUP/CMS SECURITIES INVESTMENT, INC.
THE CIT GROUP/COMMERCIAL SERVICES, INC.
THE CIT GROUP/COMMERCIAL SERVICES, INC. (VA.)

[Supplemental Indenture Signature Page]

THE CIT GROUP/CORPORATE AVIATION, INC.
THE CIT GROUP/EQUIPMENT FINANCING, INC.
THE CIT GROUP/EQUITY INVESTMENTS, INC.
THE CIT GROUP/FACTORING ONE, INC.
THE CIT GROUP/FM SECURITIES INVESTMENT, INC.
THE CIT GROUP/LSC SECURITIES INVESTMENT, INC.
THE CIT GROUP/VENTURE CAPITAL, INC.

By:	/s/ Glenn A. Votek

Name: Glenn A. Votek
Title: Treasurer

THE CIT GROUP/CONSUMER FINANCE, INC. (NY)

By:	/s/ Glenn A. Votek

Name: Glenn A. Votek
Title: Assistant Treasurer

FRANCHISE PORTFOLIO 1, INC.

By:	/s/ Glenn A. Votek

Name: Glenn A. Votek
Title: Executive Vice President

EXHIBIT A-1

[FORM OF FACE OF INITIAL SECURITY]

[Global Securities Legend]

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

          [[FOR REGULATION S GLOBAL NOTE ONLY] UNTIL 40 DAYS AFTER THE LATER OF COMMENCEMENT OR COMPLETION OF THE OFFERING, AN OFFER OR SALE OF SECURITIES WITHIN THE UNITED STATES BY A DEALER (AS DEFINED IN THE SECURITIES ACT) MAY VIOLATE THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IF SUCH OFFER OR SALE IS MADE OTHERWISE THAN IN ACCORDANCE WITH RULE 144A THEREUNDER.]

[Restricted Securities Legend]

          THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (i) (a) TO A PERSON WHO IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT)

Exhibit A-1-1

IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A NON-U.S. PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT, OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (ii) TO THE COMPANY, OR (iii) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (A) ABOVE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE SECURITY EVIDENCED HEREBY.

[Additional Restricted Securities Legend for Securities Offered in Reliance on Regulation S]

          THIS SECURITY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT, AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.

[Definitive Securities Legend]

          IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE SECURITY REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

Exhibit A-1-2

CUSIP No. [               ]
ISIN No. [                  ]

No. ________	$________

5.250% Series C Second-Priority Secured Notes due 2014 (the “Notes”)

          CIT GROUP INC., a Delaware corporation, promises to pay to Cede & Co., or registered assigns, the principal sum of $[                 ] Dollars on April 1, 2014.

          Interest Payment Dates: April 1 and October 1.

          Record Dates: March 15 and September 15.

Exhibit A-1-3

          Additional provisions of this Note are set forth on the other side of this Note.

Dated:

CIT GROUP INC.

By:

Name:
Title:

Attest:

Name:
Title:

Exhibit A-1-4

TRUSTEE’S CERTIFICATE OF
AUTHENTICATION

DEUTSCHE BANK TRUST COMPANY AMERICAS
as Trustee, certifies
that this is one of
the Notes referred
to in the Indenture.

by

Authorized Signatory

Exhibit A-1-5

FORM OF REVERSE SIDE OF INITIAL SECURITY

1. Interest

          CIT GROUP INC., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Note at the rate per annum shown above. The Company shall pay interest semiannually on April 1 and October 1 of each year, commencing October 1, 2011. Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from March 30, 2011. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

2. Method of Payment

          The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are registered holders of Notes at the close of business on the March 15 and September 15 next preceding the interest payment date even if Notes are canceled after the record date and on or before the interest payment date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Notes represented by a Global Note (including principal, premium, if any, and interest) shall be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Company shall make all payments in respect of a certificated Security (including principal, premium, if any, and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a certificated Security shall be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3. Paving Agent and Security Registrar

          Initially, Deutsche Bank Trust Company Americas (the “Trustee”), shall act as Paying Agent and Security Registrar. The Company may appoint and change any Paying Agent, Security Registrar or co-registrar without notice. The Company or any wholly owned Subsidiary may act as Paying Agent, Security Registrar or co-registrar.

4. Indenture

          The Company issued the Notes under an Indenture (the “Base Indenture”) dated as of March 30, 2011 and a Supplemental Indenture (the “Supplemental Indenture” and together with the Base Indenture, the “Indenture”) dated as of March 30, 2011, among the Company, the Subsidiary Guarantors and the Trustee. The terms of the Notes include those stated in the

Exhibit A-1-6

Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of the Indenture (the “Act”). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Act for a statement of those terms.

          The Notes are general unsecured obligations of the Company. The Company shall be entitled, to issue Additional Securities pursuant to Section 3.12 of the Base Indenture. The Notes issued on the Issue Date and any Additional Securities shall be treated as a single class for all purposes under the Indenture.

5. Optional Redemption

          At any time and from time to time, the Company may redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ notice to each holder of Notes, at a redemption price equal to the greater of:

(1) 100% of the principal amount of the Notes redeemed, and

          (2) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed that would be due after the related redemption date but for such redemption (exclusive of interest accrued to the redemption date) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Yield plus 50 basis points;

          plus, in either case, accrued and unpaid interest, and Additional Interest, if any, to the date of redemption, subject to the rights of Holders of such Notes on a relevant record date to receive interest due on a relevant Interest Payment Date.

          In addition to the Company’s right to redeem Notes as set forth in Section 3.2 of the Supplemental Indenture, the Company may at any time and from time to time purchase Notes in open market transactions, tender offers or otherwise.

6. Notice of Redemption

          If less than all of the Notes of a series are to be redeemed at any time, the Notes shall be redeemed on a pro rata basis in accordance with Section 11.3 of the Base Indenture.

          Any redemption of Notes pursuant to Section 3.2 of the Supplemental Indenture that is in part processed through DTC shall be treated in accordance with the rules and procedures of DTC as a “Pro Rata Pass-Through Distribution of Principal” (as defined under such rules and procedures). Except to the extent modified by the Indenture, the provisions of Article 11 of the Base Indenture shall apply to redemptions of Notes pursuant to Section 3.2 of the Supplemental Indenture.

Exhibit A-1-7

7. Change of Control

          Upon the occurrence of a Change of Control Triggering Event, the Company will be obligated to make an offer to purchase and each Holder of Notes will have the right to require the Company to purchase all or any part (equal to $2,000 in principal amount or an integral multiple of $1,000 in principal amount in excess thereof) of that Holder’s Notes on the terms set forth herein. In the Change of Control Offer, the Company will offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of Notes purchased plus accrued and unpaid interest and Additional Interest, if any, on the Notes purchased to the date of purchase, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant Interest Payment Date.

8. Guarantees

          The payment by the Company of the principal of, and premium and interest on, the Notes is fully and unconditionally guaranteed on a joint and several senior basis by each of the Guarantors on the terms set forth in the Indenture.

9. Denominations; Transfer; Exchange

          The Notes are in registered form without coupons in denominations of $2,000 principal amount and whole multiples of $1,000 in excess thereof. A Holder may transfer or exchange Notes in accordance with the Indenture. The Security Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Security Registrar need not register the transfer of or exchange any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or any Notes for a period of 15 days before a selection of Notes to be redeemed or 15 days before an interest payment date.

10. Persons Deemed Owners

          The registered Holder of this Note may be treated as the owner of it for all purposes.

11. Discharge and Defeasance

          Subject to certain conditions, the Company at any time shall be entitled to terminate some or all of its obligations under the Notes of any series and the Indenture, including the Guarantees, if the Company deposits with the Trustee Cash in U.S. dollars, non-callable Government Obligations, or a combination of Cash in U.S. dollars and non-callable Government Obligations, in amounts as shall be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes of any series not delivered to the Trustee for

Exhibit A-1-8

cancellation for principal, premium, if any, and accrued interest, including Additional Interest, if any, to the date of maturity or redemption.

12. Defaults and Remedies

          Under the Indenture, Events of Default include:

(i) default for 30 days in the payment when due of interest on the Notes;

(ii) default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the Notes;

(iii) failure for 3 business days by the Company to comply with Sections 3.3 or 7.2 of the Supplemental Indenture;

          (iv) failure by the Company for 60 days after written notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Pari Passu Notes then Outstanding voting as a single class to comply with any of the other agreements in the Indenture;

          (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Significant Subsidiaries (or the payment of which is guaranteed by the Company or any of its Significant Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, if that default:

          (1) is caused by a failure to pay any scheduled installment of principal on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or

(2) results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $250.0 million or more;

          (vi) failure by the Company or any of its Significant Subsidiaries to pay final and non-appealable judgments entered by a court or courts of competent jurisdiction aggregating in excess of $250.0 million (net of any amounts covered by insurance), which judgments are not paid, discharged or stayed for a period of 60 days;

          (vii) with respect to the Company or any of its Significant Subsidiaries, (x) a court of competent jurisdiction enters an order or decree under any applicable Bankruptcy Law that: (A) is for relief against such Person or Persons in an involuntary case; (B)

Exhibit A-1-9

appoints a Bankruptcy Custodian of such Person or Persons or for all or substantially all of the property of such Person or Persons; or (C) orders the liquidation of such Person or Persons; and, in each case, the order or decree remains unstayed and in effect for 60 consecutive days; or (y) the commencement by such Person or Persons of a voluntary proceeding under any applicable bankruptcy, insolvency, reorganization (other than a reorganization under a foreign law that does not relate to insolvency) or other similar law or of a voluntary proceeding seeking to be adjudicated insolvent or the consent by such Person or Persons to the entry of a decree or order for relief in an involuntary proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or to the commencement of any insolvency proceedings against it or them, or the filing by such Person or Persons of a petition or answer or consent seeking reorganization, arrangement, adjustment or composition of such Person or Persons under any such applicable law, or the consent by such Person or Persons to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or similar official of such Person or Persons or any substantial part of the property of such Person or Persons or the making by such Person or Persons of an assignment for the benefit of creditors, or the taking of corporate action by such Person or Persons in furtherance of any such action or the admitting in writing by such Person or Persons of its or their inability to pay its or their debts generally as they become due;

          (viii) (x) any Note Guarantee with respect to a Note of any Guarantor that is a Significant Subsidiary, (A) ceases to be in full force and effect (other than in accordance with the terms of such Note Guarantee or Guarantees, as applicable, and the Indenture) or (B) is declared null and void and unenforceable or found to be invalid or (y) any Guarantor that is a Significant Subsidiary denies its liability under its Note Guarantee with respect to a Note of such series (other than by reason of release of a Guarantor from its Note Guarantee in accordance with the terms of the Indenture and the Note Guarantee); and

          (ix) any security interest and Lien purported to be created by any Security Document with respect to any Collateral, individually or in the aggregate, having a fair market value in excess of $250.0 million shall cease to be in full force and effect, or shall cease to give the Notes Collateral Agent, for the benefit of the Holders, the Liens, rights, powers and privileges purported to be created and granted thereby (including a perfected second-priority security interest in and Lien on, all of the Collateral thereunder (except as otherwise expressly provided in the Indenture, the Security Documents and the Intercreditor Agreements)) in favor of the Notes Collateral Agent, or shall be asserted by the Company or any Guarantor to not be, a valid, perfected, second-priority (except as otherwise expressly provided in the Indenture, the Security Documents or any Intercreditor Agreement) security interest in or Lien on such Collateral covered thereby; except to the extent that any such loss of perfection or priority results from the failure of the Notes Collateral Agent or the Trustee (or an agent or trustee on its behalf) to maintain possession of certificates actually delivered to it (or such agent or trustee) representing securities pledged under the Security Documents.

Exhibit A-1-10

13. No Recourse Against Others

          No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture, the Guarantees, the Security Documents or the Registration Rights Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

14. Authentication

          This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.

15. Abbreviations

          Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), IT TEN (joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

16. CUSIP Numbers

          The Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

17. Governing Law

          THIS NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE.

Exhibit A-1-11

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s sec. sec. or tax I.D. No.)

and irrevocably appoint ____________________________________ agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Note.

Exhibit A-1-12

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF TRANSFER RESTRICTED SECURITIES

This certificate relates to $_________ principal amount of Notes held in definitive form by the undersigned.

The undersigned has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144 under the Securities Act, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

☐	(1)	to the Company; or

☐	(2)	to the Security Registrar for registration in the name of the Holder, without transfer; or

☐	(3)	pursuant to an effective registration statement under the Securities Act of 1933; or

☐	(4)

inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

☐	(5)	outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933; or

☐	(6)

to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933) that has furnished to the Trustee a signed letter containing certain representations and agreements; or

Exhibit A-1-13

☐	(7)	pursuant to another available exemption from registration provided by Rule 144 under the Securities Act of 1933.

Exhibit A-1-14

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered holder thereof; provided, however, that if box (5), (6) or (7) is checked, the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

Your Signature

Signature Guarantee:

Date:

Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee	Signature of Signature Guarantee

TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED.

          The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:

	NOTICE:	To be executed by an executive officer

Exhibit A-1-15

[TO BE ATTACHED TO GLOBAL SECURITIES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal amount of this Global Security	Amount of increase in Principal amount of this Global Security	Principal amount of this Global Note following such decrease or increase	Signature of authorized officer of Trustee or Securities Custodian

Exhibit A-1-16

OPTION OF HOLDER TO ELECT PURCHASE

          If you want to elect to have this Note purchased by the Company pursuant to Section 4.07 or 4.09 of the Indenture, check the box: ☐

          If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.07 or 4.09 of the Indenture, state the amount in principal amount: $________

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Note.

Signature Guarantee:

(Signature must be guaranteed)

          Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the United States Securities Exchange Act of 1934, as amended.

Exhibit A-1-17

EXHIBIT A-2

[FORM OF FACE OF EXCHANGE SECURITY]

[Global Securities Legend]

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

[Definitive Securities Legend]

          IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE SECURITY REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

Exhibit A-2-1

CUSIP No. [               ]
ISIN No. [                   ]

No. ________	$________

5.250% Series C Second-Priority Secured Notes due 2014 (the “Notes”)

          CIT GROUP INC., a Delaware corporation, promises to pay to Cede & Co., or registered assigns, the principal sum of $[                ] Dollars on April 1, 2014.

          Interest Payment Dates: April 1 and October 1.

          Record Dates: March 15 and September 15.

Exhibit A-2-2

Additional provisions of this Note are set forth on the other side of this Note.

Dated:

CIT GROUP INC.

By:

Name:
Title:

Attest:

Name:
Title:

Exhibit A-2-3

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
DEUTSCHE BANK TRUST COMPANY AMERICAS
as Trustee, certifies
that this is one of
the Securities referred
to in the Indenture.
by

Authorized Signatory

Exhibit A-2-4

FORM OF REVERSE SIDE OF EXCHANGE SECURITY

1. Interest

          CIT GROUP INC., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Note at the rate per annum shown above. The Company shall pay interest semiannually on April 1 and October 1 of each year, commencing October 1, 2011. Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from March 30, 2011. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

2. Method of Payment

          The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are registered holders of Notes at the close of business on the March 15 and September 15 next preceding the interest payment date even if Notes are canceled after the record date and on or before the interest payment date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Notes represented by a Global Note (including principal, premium, if any, and interest) shall be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Company shall make all payments in respect of a certificated Security (including principal, premium, if any, and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a certificated Security shall be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3. Paving Agent and Security Registrar

          Initially, Deutsche Bank Trust Company Americas (the “Trustee”), shall act as Paying Agent and Security Registrar. The Company may appoint and change any Paying Agent, Security Registrar or co-registrar without notice. The Company or any wholly owned Subsidiary may act as Paying Agent, Security Registrar or co-registrar.

4. Indenture

          The Company issued the Notes under an Indenture (the “Base Indenture”) dated as of March 30, 2011 and a Supplemental Indenture (the “Supplemental Indenture” and together with the Base Indenture, the “Indenture”) dated as of March 30, 2011, among the Company, the Subsidiary Guarantors and the Trustee. The terms of the Notes include those stated in the

Exhibit A-2-5

Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of the Indenture (the “Act”). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Act for a statement of those terms.

          The Notes are general unsecured obligations of the Company. The Company shall be entitled, to issue Additional Securities pursuant to Section 3.12 of the Base Indenture. The Notes issued on the Issue Date and any Additional Securities shall be treated as a single class for all purposes under the Indenture.

5. Optional Redemption

          At any time and from time to time, the Company may redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ notice to each holder of Notes, at a redemption price equal to the greater of:

(3) 100% of the principal amount of the Notes redeemed, and

          (4) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed that would be due after the related redemption date but for such redemption (exclusive of interest accrued to the redemption date) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Yield plus 50 basis points;

          plus, in either case, accrued and unpaid interest, and Additional Interest, if any, to the date of redemption, subject to the rights of Holders of such Notes on a relevant record date to receive interest due on a relevant Interest Payment Date.

          In addition to the Company’s right to redeem Notes as set forth in Section 3.2 of the Supplemental Indenture, the Company may at any time and from time to time purchase Notes in open market transactions, tender offers or otherwise.

6. Notice of Redemption

          If less than all of the Notes of a series are to be redeemed at any time, the Notes shall be redeemed on a pro rata basis in accordance with Section 11.3 of the Base Indenture.

          Any redemption of Notes pursuant to Section 3.2 of the Supplemental Indenture that is in part processed through DTC shall be treated in accordance with the rules and procedures of DTC as a “Pro Rata Pass-Through Distribution of Principal” (as defined under such rules and procedures). Except to the extent modified by the Indenture, the provisions of Article 11 of the Base Indenture shall apply to redemptions of Notes pursuant to Section 3.2 of the Supplemental Indenture.

Exhibit A-2-6

7. Change of Control

          Upon the occurrence of a Change of Control Triggering Event, the Company will be obligated to make an offer to purchase and each Holder of Notes will have the right to require the Company to purchase all or any part (equal to $2,000 in principal amount or an integral multiple of $1,000 in principal amount in excess thereof) of that Holder’s Notes on the terms set forth herein. In the Change of Control Offer, the Company will offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of Notes purchased plus accrued and unpaid interest and Additional Interest, if any, on the Notes purchased to the date of purchase, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant Interest Payment Date.

8. Guarantees

          The payment by the Company of the principal of, and premium and interest on, the Notes is fully and unconditionally guaranteed on a joint and several senior basis by each of the Guarantors on the terms set forth in the Indenture.

9. Denominations; Transfer; Exchange

          The Notes are in registered form without coupons in denominations of $2,000 principal amount and whole multiples of $1,000 in excess thereof. A Holder may transfer or exchange Notes in accordance with the Indenture. The Security Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Security Registrar need not register the transfer of or exchange any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or any Notes for a period of 15 days before a selection of Notes to be redeemed or 15 days before an interest payment date.

10. Persons Deemed Owners

          The registered Holder of this Note may be treated as the owner of it for all purposes.

11. Discharge and Defeasance

          Subject to certain conditions, the Company at any time shall be entitled to terminate some or all of its obligations under the Notes of any series and the Indenture, including the Guarantees, if the Company deposits with the Trustee Cash in U.S. dollars, non-callable Government Obligations, or a combination of Cash in U.S. dollars and non-callable Government Obligations, in amounts as shall be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes of any series not delivered to the Trustee for

Exhibit A-2-7

cancellation for principal, premium, if any, and accrued interest, including Additional Interest, if any, to the date of maturity or redemption.

12. Defaults and Remedies

Under the Indenture, Events of Default include:

(i) default for 30 days in the payment when due of interest on the Notes;

(ii) default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the Notes;

(iii) failure for 3 business days by the Company to comply with Sections 3.3 or 7.2 of the Supplemental Indenture;

          (iv) failure by the Company for 60 days after written notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Pari Passu Notes then Outstanding voting as a single class to comply with any of the other agreements in the Indenture;

          (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Significant Subsidiaries (or the payment of which is guaranteed by the Company or any of its Significant Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, if that default:

          (1) is caused by a failure to pay any scheduled installment of principal on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or

(2) results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $250.0 million or more;

          (vi) failure by the Company or any of its Significant Subsidiaries to pay final and non-appealable judgments entered by a court or courts of competent jurisdiction aggregating in excess of $250.0 million (net of any amounts covered by insurance), which judgments are not paid, discharged or stayed for a period of 60 days;

          (vii) with respect to the Company or any of its Significant Subsidiaries, (x) a court of competent jurisdiction enters an order or decree under any applicable Bankruptcy Law that: (A) is for relief against such Person or Persons in an involuntary case; (B)

Exhibit A-2-8

appoints a Bankruptcy Custodian of such Person or Persons or for all or substantially all of the property of such Person or Persons; or (C) orders the liquidation of such Person or Persons; and, in each case, the order or decree remains unstayed and in effect for 60 consecutive days; or (y) the commencement by such Person or Persons of a voluntary proceeding under any applicable bankruptcy, insolvency, reorganization (other than a reorganization under a foreign law that does not relate to insolvency) or other similar law or of a voluntary proceeding seeking to be adjudicated insolvent or the consent by such Person or Persons to the entry of a decree or order for relief in an involuntary proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or to the commencement of any insolvency proceedings against it or them, or the filing by such Person or Persons of a petition or answer or consent seeking reorganization, arrangement, adjustment or composition of such Person or Persons under any such applicable law, or the consent by such Person or Persons to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or similar official of such Person or Persons or any substantial part of the property of such Person or Persons or the making by such Person or Persons of an assignment for the benefit of creditors, or the taking of corporate action by such Person or Persons in furtherance of any such action or the admitting in writing by such Person or Persons of its or their inability to pay its or their debts generally as they become due;

          (viii) (x) any Note Guarantee with respect to a Note of any Guarantor that is a Significant Subsidiary, (A) ceases to be in full force and effect (other than in accordance with the terms of such Note Guarantee or Guarantees, as applicable, and the Indenture) or (B) is declared null and void and unenforceable or found to be invalid or (y) any Guarantor that is a Significant Subsidiary denies its liability under its Note Guarantee with respect to a Note of such series (other than by reason of release of a Guarantor from its Note Guarantee in accordance with the terms of the Indenture and the Note Guarantee); and

          (ix) any security interest and Lien purported to be created by any Security Document with respect to any Collateral, individually or in the aggregate, having a fair market value in excess of $250.0 million shall cease to be in full force and effect, or shall cease to give the Notes Collateral Agent, for the benefit of the Holders, the Liens, rights, powers and privileges purported to be created and granted thereby (including a perfected second-priority security interest in and Lien on, all of the Collateral thereunder (except as otherwise expressly provided in the Indenture, the Security Documents and the Intercreditor Agreements)) in favor of the Notes Collateral Agent, or shall be asserted by the Company or any Guarantor to not be, a valid, perfected, second-priority (except as otherwise expressly provided in the Indenture, the Security Documents or any Intercreditor Agreement) security interest in or Lien on such Collateral covered thereby; except to the extent that any such loss of perfection or priority results from the failure of the Notes Collateral Agent or the Trustee (or an agent or trustee on its behalf) to maintain possession of certificates actually delivered to it (or such agent or trustee) representing securities pledged under the Security Documents.

Exhibit A-2-9

13. No Recourse Against Others

          No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture, the Guarantees, the Security Documents or the Registration Rights Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

14. Authentication

          This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.

15. Abbreviations

          Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), IT TEN (joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

16. CUSIP Numbers

          The Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

17. Governing Law

          THIS NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE.

Exhibit A-2-10

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s sec. sec. or tax I.D. No.)

and irrevocably appoint ____________________________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Security.

Exhibit A-2-11

[TO BE ATTACHED TO GLOBAL SECURITIES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal amount of this Global Security	Amount of increase in Principal amount of this Global Security	Principal amount of this Global Note following such decrease or increase	Signature of authorized officer of Trustee or Securities Custodian

Exhibit A-2-12

OPTION OF HOLDER TO ELECT PURCHASE

          If you want to elect to have this Security purchased by the Company pursuant to Section 4.07 or 4.09 of the Indenture, check the box: ☐

          If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.07 or 4.09 of the Indenture, state the amount in principal amount: $________

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Security.

Signature Guarantee:

(Signature must be guaranteed)

          Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the United States Securities Exchange Act of 1934, as amended.

Exhibit A-2-13

EXHIBIT B-1

[FORM OF FACE OF INITIAL SECURITY]

[Global Securities Legend]

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

          [[FOR REGULATION S GLOBAL NOTE ONLY] UNTIL 40 DAYS AFTER THE LATER OF COMMENCEMENT OR COMPLETION OF THE OFFERING, AN OFFER OR SALE OF SECURITIES WITHIN THE UNITED STATES BY A DEALER (AS DEFINED IN THE SECURITIES ACT) MAY VIOLATE THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IF SUCH OFFER OR SALE IS MADE OTHERWISE THAN IN ACCORDANCE WITH RULE 144A THEREUNDER.]

[Restricted Securities Legend]

          THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (i) (a) TO A PERSON WHO IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT)

Exhibit B-1-1

IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A NON-U.S. PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT, OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (ii) TO THE COMPANY, OR (iii) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (A) ABOVE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE SECURITY EVIDENCED HEREBY.

[Additional Restricted Securities Legend for Securities Offered in Reliance on Regulation S]

          THIS SECURITY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT, AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.

[Definitive Securities Legend]

          IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE SECURITY REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

Exhibit B-1-2

CUSIP No. [               ]
ISIN No. [                    ]

No. ________	$________

6.625% Series C Second-Priority Secured Notes due 2018 (the “Notes”)

         CIT GROUP INC., a Delaware corporation, promises to pay to Cede & Co., or registered assigns, the principal sum of $[               ] Dollars on April 1, 2018.

          Interest Payment Dates: April 1 and October 1.

          Record Dates: March 15 and September 15.

Exhibit B-1-3

          Additional provisions of this Note are set forth on the other side of this Note.

Dated:

CIT GROUP INC.

By:

Name:
Title:

Attest:

Name:
Title:

Exhibit B-1-4

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

DEUTSCHE BANK TRUST COMPANY AMERICAS
as Trustee, certifies
that this is one of
the Securities referred
to in the Indenture.

by

Authorized Signatory

Exhibit B-1-5

FORM OF REVERSE SIDE OF INITIAL SECURITY

1. Interest

          CIT GROUP INC., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Note at the rate per annum shown above. The Company shall pay interest semiannually on April 1 and October 1 of each year, commencing October 1, 2011. Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from March 30, 2011. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

2. Method of Payment

          The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are registered holders of Notes at the close of business on the March 15 and September 15 next preceding the interest payment date even if Notes are canceled after the record date and on or before the interest payment date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Notes represented by a Global Note (including principal, premium, if any, and interest) shall be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Company shall make all payments in respect of a certificated Security (including principal, premium, if any, and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a certificated Security shall be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3. Paving Agent and Security Registrar

          Initially, Deutsche Bank Trust Company Americas (the “Trustee”), shall act as Paying Agent and Security Registrar. The Company may appoint and change any Paying Agent, Security Registrar or co-registrar without notice. The Company or any wholly owned Subsidiary may act as Paying Agent, Security Registrar or co-registrar.

4. Indenture

          The Company issued the Notes under an Indenture (the “Base Indenture”) dated as of March 30, 2011 and a Supplemental Indenture (the “Supplemental Indenture” and together with the Base Indenture, the “Indenture”) dated as of March 30, 2011, among the Company, the Subsidiary Guarantors and the Trustee. The terms of the Notes include those stated in the

Exhibit B-1-6

Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of the Indenture (the “Act”). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Act for a statement of those terms.

          The Notes are general unsecured obligations of the Company. The Company shall be entitled, to issue Additional Securities pursuant to Section 3.12 of the Base Indenture. The Notes issued on the Issue Date and any Additional Securities shall be treated as a single class for all purposes under the Indenture.

5. Optional Redemption

          At any time and from time to time, the Company may redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ notice to each holder of Notes, at a redemption price equal to the greater of:

(5) 100% of the principal amount of the Notes redeemed, and

          (6) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed that would be due after the related redemption date but for such redemption (exclusive of interest accrued to the redemption date) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Yield plus 50 basis points;

          plus, in either case, accrued and unpaid interest, and Additional Interest, if any, to the date of redemption, subject to the rights of Holders of such Notes on a relevant record date to receive interest due on a relevant Interest Payment Date.

          In addition to the Company’s right to redeem Notes as set forth in Section 3.2 of the Supplemental Indenture, the Company may at any time and from time to time purchase Notes in open market transactions, tender offers or otherwise.

6. Notice of Redemption

          If less than all of the Notes of a series are to be redeemed at any time, the Notes shall be redeemed on a pro rata basis in accordance with Section 11.3 of the Base Indenture.

          Any redemption of Notes pursuant to Section 3.2 of the Supplemental Indenture that is in part processed through DTC shall be treated in accordance with the rules and procedures of DTC as a “Pro Rata Pass-Through Distribution of Principal” (as defined under such rules and procedures). Except to the extent modified by the Indenture, the provisions of Article 11 of the Base Indenture shall apply to redemptions of Notes pursuant to Section 3.2 of the Supplemental Indenture.

Exhibit B-1-7

7. Change of Control

          Upon the occurrence of a Change of Control Triggering Event, the Company will be obligated to make an offer to purchase and each Holder of Notes will have the right to require the Company to purchase all or any part (equal to $2,000 in principal amount or an integral multiple of $1,000 in principal amount in excess thereof) of that Holder’s Notes on the terms set forth herein. In the Change of Control Offer, the Company will offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of Notes purchased plus accrued and unpaid interest and Additional Interest, if any, on the Notes purchased to the date of purchase, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant Interest Payment Date.

8. Guarantees

          The payment by the Company of the principal of, and premium and interest on, the Notes is fully and unconditionally guaranteed on a joint and several senior basis by each of the Guarantors on the terms set forth in the Indenture.

9. Denominations; Transfer; Exchange

          The Notes are in registered form without coupons in denominations of $2,000 principal amount and whole multiples of $1,000 in excess thereof. A Holder may transfer or exchange Notes in accordance with the Indenture. The Security Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Security Registrar need not register the transfer of or exchange any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or any Notes for a period of 15 days before a selection of Notes to be redeemed or 15 days before an interest payment date.

10. Persons Deemed Owners

          The registered Holder of this Note may be treated as the owner of it for all purposes.

11. Discharge and Defeasance

          Subject to certain conditions, the Company at any time shall be entitled to terminate some or all of its obligations under the Notes of any series and the Indenture, including the Guarantees, if the Company deposits with the Trustee Cash in U.S. dollars, non-callable Government Obligations, or a combination of Cash in U.S. dollars and non-callable Government Obligations, in amounts as shall be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes of any series not delivered to the Trustee for

Exhibit B-1-8

cancellation for principal, premium, if any, and accrued interest, including Additional Interest, if any, to the date of maturity or redemption.

12. Defaults and Remedies

          Under the Indenture, Events of Default include:

(i) default for 30 days in the payment when due of interest on the Notes;

(ii) default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the Notes;

(iii) failure for 3 business days by the Company to comply with Sections 3.3 or 7.2 of the Supplemental Indenture;

          (iv) failure by the Company for 60 days after written notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Pari Passu Notes then Outstanding voting as a single class to comply with any of the other agreements in the Indenture;

          (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Significant Subsidiaries (or the payment of which is guaranteed by the Company or any of its Significant Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, if that default:

          (1) is caused by a failure to pay any scheduled installment of principal on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or

(2) results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $250.0 million or more;

          (vi) failure by the Company or any of its Significant Subsidiaries to pay final and non-appealable judgments entered by a court or courts of competent jurisdiction aggregating in excess of $250.0 million (net of any amounts covered by insurance), which judgments are not paid, discharged or stayed for a period of 60 days;

          (vii) with respect to the Company or any of its Significant Subsidiaries, (x) a court of competent jurisdiction enters an order or decree under any applicable Bankruptcy Law that: (A) is for relief against such Person or Persons in an involuntary case; (B)

Exhibit B-1-9

appoints a Bankruptcy Custodian of such Person or Persons or for all or substantially all of the property of such Person or Persons; or (C) orders the liquidation of such Person or Persons; and, in each case, the order or decree remains unstayed and in effect for 60 consecutive days; or (y) the commencement by such Person or Persons of a voluntary proceeding under any applicable bankruptcy, insolvency, reorganization (other than a reorganization under a foreign law that does not relate to insolvency) or other similar law or of a voluntary proceeding seeking to be adjudicated insolvent or the consent by such Person or Persons to the entry of a decree or order for relief in an involuntary proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or to the commencement of any insolvency proceedings against it or them, or the filing by such Person or Persons of a petition or answer or consent seeking reorganization, arrangement, adjustment or composition of such Person or Persons under any such applicable law, or the consent by such Person or Persons to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or similar official of such Person or Persons or any substantial part of the property of such Person or Persons or the making by such Person or Persons of an assignment for the benefit of creditors, or the taking of corporate action by such Person or Persons in furtherance of any such action or the admitting in writing by such Person or Persons of its or their inability to pay its or their debts generally as they become due;

          (viii) (x) any Note Guarantee with respect to a Note of any Guarantor that is a Significant Subsidiary, (A) ceases to be in full force and effect (other than in accordance with the terms of such Note Guarantee or Guarantees, as applicable, and the Indenture) or (B) is declared null and void and unenforceable or found to be invalid or (y) any Guarantor that is a Significant Subsidiary denies its liability under its Note Guarantee with respect to a Note of such series (other than by reason of release of a Guarantor from its Note Guarantee in accordance with the terms of the Indenture and the Note Guarantee); and

          (ix) any security interest and Lien purported to be created by any Security Document with respect to any Collateral, individually or in the aggregate, having a fair market value in excess of $250.0 million shall cease to be in full force and effect, or shall cease to give the Notes Collateral Agent, for the benefit of the Holders, the Liens, rights, powers and privileges purported to be created and granted thereby (including a perfected second-priority security interest in and Lien on, all of the Collateral thereunder (except as otherwise expressly provided in the Indenture, the Security Documents and the Intercreditor Agreements)) in favor of the Notes Collateral Agent, or shall be asserted by the Company or any Guarantor to not be, a valid, perfected, second-priority (except as otherwise expressly provided in the Indenture, the Security Documents or any Intercreditor Agreement) security interest in or Lien on such Collateral covered thereby; except to the extent that any such loss of perfection or priority results from the failure of the Notes Collateral Agent or the Trustee (or an agent or trustee on its behalf) to maintain possession of certificates actually delivered to it (or such agent or trustee) representing securities pledged under the Security Documents.

Exhibit B-1-10

13. No Recourse Against Others

          No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture, the Guarantees, the Security Documents or the Registration Rights Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

14. Authentication

          This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.

15. Abbreviations

          Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), IT TEN (joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

16. CUSIP Numbers

          The Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

17. Governing Law

          THIS NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE.

Exhibit B-1-11

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s sec. sec. or tax I.D. No.)

and irrevocably appoint ____________________________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Security.

Exhibit B-1-12

CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF TRANSFER RESTRICTED SECURITIES

This certificate relates to $_________ principal amount of Notes held in definitive form by the undersigned.

The undersigned has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144 under the Securities Act, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

☐	(1)	to the Company; or

☐	(2)	to the Security Registrar for registration in the name of the Holder, without transfer; or

☐	(3)	pursuant to an effective registration statement under the Securities Act of 1933; or

☐	(4)

inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

☐	(5)	outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933; or

☐	(6)

to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933) that has furnished to the Trustee a signed letter containing certain representations and agreements; or

Exhibit B-1-13

☐	(7)	pursuant to another available exemption from registration provided by Rule 144 under the Securities Act of 1933.

Exhibit B-1-14

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered holder thereof; provided, however, that if box (5), (6) or (7) is checked, the Trustee may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

Your Signature

Signature Guarantee:

Date:

Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee	Signature of Signature Guarantee

TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED.

          The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:

	NOTICE:	To be executed by an executive officer

Exhibit B-1-15

[TO BE ATTACHED TO GLOBAL SECURITIES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal amount of this Global Security	Amount of increase in Principal amount of this Global Security	Principal amount of this Global Note following such decrease or increase	Signature of authorized officer of Trustee or Securities Custodian

Exhibit B-1-16

OPTION OF HOLDER TO ELECT PURCHASE

          If you want to elect to have this Security purchased by the Company pursuant to Section 4.07 or 4.09 of the Indenture, check the box: ☐

          If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.07 or 4.09 of the Indenture, state the amount in principal amount: $________

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Security.

Signature Guarantee:

(Signature must be guaranteed)

          Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the United States Securities Exchange Act of 1934, as amended.

Exhibit B-1-17

EXHIBIT B-2

[FORM OF FACE OF EXCHANGE SECURITY]

[Global Securities Legend]

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

          TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

[Definitive Securities Legend]

          IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE SECURITY REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

Exhibit B-2-1

CUSIP No. [ ]
ISIN No. [ ]
No. ______	$________

6.625% Series C Second-Priority Secured Notes due 2018 (the “Notes”)

          CIT GROUP INC., a Delaware corporation, promises to pay to Cede & Co., or registered assigns, the principal sum of $[     ] Dollars on April 1, 2018.

          Interest Payment Dates: April 1 and October 1.

          Record Dates: March 15 and September 15.

Exhibit B-2-2

          Additional provisions of this Note are set forth on the other side of this Note.

Dated:

CIT GROUP INC.

By:

Name:
Title:

Attest:

Name:
Title:

Exhibit B-2-3

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
DEUTSCHE BANK TRUST COMPANY AMERICAS
as Trustee, certifies that this is one of the Securities referred to in the Indenture.

by

Authorized Signatory

Exhibit B-2-4

FORM OF REVERSE SIDE OF EXCHANGE SECURITY

1. Interest

          CIT GROUP INC., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Note at the rate per annum shown above. The Company shall pay interest semiannually on April 1 and October 1 of each year, commencing October 1, 2011. Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from March 30, 2011. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

2. Method of Payment

          The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are registered holders of Notes at the close of business on the March 15 and September 15 next preceding the interest payment date even if Notes are canceled after the record date and on or before the interest payment date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Notes represented by a Global Note (including principal, premium, if any, and interest) shall be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Company shall make all payments in respect of a certificated Security (including principal, premium, if any, and interest) by mailing a check to the registered address of each Holder thereof; provided, however , that payments on a certificated Security shall be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3. Paving Agent and Security Registrar

          Initially, Deutsche Bank Trust Company Americas (the “Trustee”), shall act as Paying Agent and Security Registrar. The Company may appoint and change any Paying Agent, Security Registrar or co-registrar without notice. The Company or any wholly owned Subsidiary may act as Paying Agent, Security Registrar or co-registrar.

4. Indenture

          The Company issued the Notes under an Indenture (the “Base Indenture”) dated as of March 30, 2011 and a Supplemental Indenture (the “Supplemental Indenture” and together with the Base Indenture, the “Indenture”) dated as of March 30, 2011, among the Company, the Subsidiary Guarantors and the Trustee. The terms of the Notes include those stated in the

Exhibit B-2-5

Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of the Indenture (the “Act”). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Act for a statement of those terms.

          The Notes are general unsecured obligations of the Company. The Company shall be entitled, to issue Additional Securities pursuant to Section 3.12 of the Base Indenture. The Notes issued on the Issue Date and any Additional Securities shall be treated as a single class for all purposes under the Indenture.

5. Optional Redemption

          At any time and from time to time, the Company may redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ notice to each holder of Notes, at a redemption price equal to the greater of:

(7) 100% of the principal amount of the Notes redeemed, and

          (8) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed that would be due after the related redemption date but for such redemption (exclusive of interest accrued to the redemption date) discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Yield plus 50 basis points;

          plus, in either case, accrued and unpaid interest, and Additional Interest, if any, to the date of redemption, subject to the rights of Holders of such Notes on a relevant record date to receive interest due on a relevant Interest Payment Date.

          In addition to the Company’s right to redeem Notes as set forth in Section 3.2 of the Supplemental Indenture, the Company may at any time and from time to time purchase Notes in open market transactions, tender offers or otherwise.

6. Notice of Redemption

          If less than all of the Notes of a series are to be redeemed at any time, the Notes shall be redeemed on a pro rata basis in accordance with Section 11.3 of the Base Indenture.

          Any redemption of Notes pursuant to Section 3.2 of the Supplemental Indenture that is in part processed through DTC shall be treated in accordance with the rules and procedures of DTC as a “Pro Rata Pass-Through Distribution of Principal” (as defined under such rules and procedures). Except to the extent modified by the Indenture, the provisions of Article 11 of the Base Indenture shall apply to redemptions of Notes pursuant to Section 3.2 of the Supplemental Indenture.

Exhibit B-2-6

7. Change of Control

          Upon the occurrence of a Change of Control Triggering Event, the Company will be obligated to make an offer to purchase and each Holder of Notes will have the right to require the Company to purchase all or any part (equal to $2,000 in principal amount or an integral multiple of $1,000 in principal amount in excess thereof) of that Holder’s Notes on the terms set forth herein. In the Change of Control Offer, the Company will offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of Notes purchased plus accrued and unpaid interest and Additional Interest, if any, on the Notes purchased to the date of purchase, subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant Interest Payment Date.

8. Guarantees

          The payment by the Company of the principal of, and premium and interest on, the Notes is fully and unconditionally guaranteed on a joint and several senior basis by each of the Guarantors on the terms set forth in the Indenture.

9. Denominations; Transfer; Exchange

          The Notes are in registered form without coupons in denominations of $2,000 principal amount and whole multiples of $1,000 in excess thereof. A Holder may transfer or exchange Notes in accordance with the Indenture. The Security Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Security Registrar need not register the transfer of or exchange any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or any Notes for a period of 15 days before a selection of Notes to be redeemed or 15 days before an interest payment date.

10. Persons Deemed Owners

          The registered Holder of this Note may be treated as the owner of it for all purposes.

11. Discharge and Defeasance

          Subject to certain conditions, the Company at any time shall be entitled to terminate some or all of its obligations under the Notes of any series and the Indenture, including the Guarantees, if the Company deposits with the Trustee Cash in U.S. dollars, non-callable Government Obligations, or a combination of Cash in U.S. dollars and non-callable Government Obligations, in amounts as shall be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes of any series not delivered to the Trustee for

Exhibit B-2-7

cancellation for principal, premium, if any, and accrued interest, including Additional Interest, if any, to the date of maturity or redemption.

12. Defaults and Remedies

          Under the Indenture, Events of Default include:

(i) default for 30 days in the payment when due of interest on the Notes;

(ii) default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the Notes;

(iii) failure for 3 business days by the Company to comply with Sections 3.3 or 7.2 of the Supplemental Indenture;

          (iv) failure by the Company for 60 days after written notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Pari Passu Notes then Outstanding voting as a single class to comply with any of the other agreements in the Indenture;

          (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Significant Subsidiaries (or the payment of which is guaranteed by the Company or any of its Significant Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, if that default:

          (1) is caused by a failure to pay any scheduled installment of principal on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or

(2) results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $250.0 million or more;

          (vi) failure by the Company or any of its Significant Subsidiaries to pay final and non-appealable judgments entered by a court or courts of competent jurisdiction aggregating in excess of $250.0 million (net of any amounts covered by insurance), which judgments are not paid, discharged or stayed for a period of 60 days;

          (vii) with respect to the Company or any of its Significant Subsidiaries, (x) a court of competent jurisdiction enters an order or decree under any applicable Bankruptcy Law that: (A) is for relief against such Person or Persons in an involuntary case; (B)

Exhibit B-2-8

appoints a Bankruptcy Custodian of such Person or Persons or for all or substantially all of the property of such Person or Persons; or (C) orders the liquidation of such Person or Persons; and, in each case, the order or decree remains unstayed and in effect for 60 consecutive days; or (y) the commencement by such Person or Persons of a voluntary proceeding under any applicable bankruptcy, insolvency, reorganization (other than a reorganization under a foreign law that does not relate to insolvency) or other similar law or of a voluntary proceeding seeking to be adjudicated insolvent or the consent by such Person or Persons to the entry of a decree or order for relief in an involuntary proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or to the commencement of any insolvency proceedings against it or them, or the filing by such Person or Persons of a petition or answer or consent seeking reorganization, arrangement, adjustment or composition of such Person or Persons under any such applicable law, or the consent by such Person or Persons to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or similar official of such Person or Persons or any substantial part of the property of such Person or Persons or the making by such Person or Persons of an assignment for the benefit of creditors, or the taking of corporate action by such Person or Persons in furtherance of any such action or the admitting in writing by such Person or Persons of its or their inability to pay its or their debts generally as they become due;

          (viii) (x) any Note Guarantee with respect to a Note of any Guarantor that is a Significant Subsidiary, (A) ceases to be in full force and effect (other than in accordance with the terms of such Note Guarantee or Guarantees, as applicable, and the Indenture) or (B) is declared null and void and unenforceable or found to be invalid or (y) any Guarantor that is a Significant Subsidiary denies its liability under its Note Guarantee with respect to a Note of such series (other than by reason of release of a Guarantor from its Note Guarantee in accordance with the terms of the Indenture and the Note Guarantee); and

          (ix) any security interest and Lien purported to be created by any Security Document with respect to any Collateral, individually or in the aggregate, having a fair market value in excess of $250.0 million shall cease to be in full force and effect, or shall cease to give the Notes Collateral Agent, for the benefit of the Holders, the Liens, rights, powers and privileges purported to be created and granted thereby (including a perfected second-priority security interest in and Lien on, all of the Collateral thereunder (except as otherwise expressly provided in the Indenture, the Security Documents and the Intercreditor Agreements)) in favor of the Notes Collateral Agent, or shall be asserted by the Company or any Guarantor to not be, a valid, perfected, second-priority (except as otherwise expressly provided in the Indenture, the Security Documents or any Intercreditor Agreement) security interest in or Lien on such Collateral covered thereby; except to the extent that any such loss of perfection or priority results from the failure of the Notes Collateral Agent or the Trustee (or an agent or trustee on its behalf) to maintain possession of certificates actually delivered to it (or such agent or trustee) representing securities pledged under the Security Documents.

Exhibit B-2-9

13. No Recourse Against Others

          No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture, the Guarantees, the Security Documents or the Registration Rights Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

14. Authentication

          This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.

15. Abbreviations

          Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), IT TEN (joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

16. CUSIP Numbers

          The Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

17. Governing Law

          THIS NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE.

Exhibit B-2-10

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s sec. sec. or tax I.D. No.)

and irrevocably appoint ____________________________________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Security.

Exhibit B-2-11

[TO BE ATTACHED TO GLOBAL SECURITIES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal amount of this Global Security	Amount of increase in Principal amount of this Global Security	Principal amount of this Global Note following such decrease or increase	Signature of authorized officer of Trustee or Securities Custodian

Exhibit B-2-12

OPTION OF HOLDER TO ELECT PURCHASE

          If you want to elect to have this Security purchased by the Company pursuant to Section 4.07 or 4.09 of the Indenture, check the box: ☐

          If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.07 or 4.09 of the Indenture, state the amount in principal amount: $________

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Security.

Signature Guarantee:

(Signature must be guaranteed)

          Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the United States Securities Exchange Act of 1934, as amended.

Exhibit B-2-13

EXHIBIT C

[FORM OF]

TRANSFEREE LETTER OF REPRESENTATION

CIT Group Inc..
c/o Deutsche Bank Trust Company Americas
60 Wall Street, 26th Floor
New York, NY 10005
Facsimile: (212) 553-2460
Attention: Corporate Trust Administration

Ladies and Gentlemen:

          This certificate is delivered to request a transfer of $[     ] principal amount of the [     ] % Series C Second-Priority Secured Notes due [          ] (the “Notes”) of CIT Group Inc. (the “Company”).

          Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

Name:

Address:

Taxpayer ID Number:

          The undersigned represents and warrants to you that:

          1. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”)), purchasing for our own account or for the account of such an institutional “accredited investor” at least $250,000 principal amount of the Notes, and we are acquiring the Notes not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we invest in or purchase securities similar to the Notes in the normal course of our business. We, and any accounts for which we are acting, are each able to bear the economic risk of our or its investment.

          2. We understand that the Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes to offer, sell or otherwise transfer such Notes prior to the date that is two years after the later of the date of original issue and the last date on which either the Company or any affiliate of such Company was the owner of such Notes (or any predecessor thereto) (the “Resale Restriction Termination Date”) only (a) in the United States to a person whom we reasonably believe is a

Exhibit C-1

qualified institutional buyer (as defined in rule 144A under the Securities Act) in a transaction meeting the requirements of Rule 144A, (b) outside the United States in an offshore transaction in accordance with Rule 904 of Regulation S under the Securities Act, (c) pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if applicable) or (d) pursuant to an effective registration statement under the Securities Act, in each of cases (a) through (d) in accordance with any applicable securities laws of any state of the United States. In addition, we will, and each subsequent holder is required to, notify any purchaser of the Note evidenced hereby of the resale restrictions set forth above. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Notes is proposed to be made to an institutional “accredited investor” prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the Trustee, which shall provide, among other things, that the transferee is an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act and that it is acquiring such Notes for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Company and the Trustee reserve the right prior to the offer, sale or other transfer prior to the Resale Restriction Termination Date of the Notes pursuant to clause 1(b), 1(c) or 1(d) above to require the delivery of an opinion of counsel, certifications or other information satisfactory to the Company and the Trustee.

Dated:

TRANSFEREE: _________________________________,
By:

Exhibit C-2